Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER


                                      AMONG

                       VISION TECHNOLOGIES KINETICS, Inc.,

                                     Parent,


                       VTK MERGER SUBSIDIARY CORPORATION,

                               Merger Subsidiary,


                               MILTOPE GROUP INC.,

                                  the Company,

                                       AND

                              MILTOPE CORPORATION,

                             the DSS Cleared Company

                          DATED AS OF OCTOBER 21, 2003


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I THE MERGERS..........................................................2
      SECTION 1.1   The Mergers................................................2
      SECTION 1.2   Effective Time.............................................2
      SECTION 1.3   Closing....................................................2
      SECTION 1.4   Directors and Officers of the Surviving Corporation........3
      SECTION 1.5   Effect of the Mergers......................................3
      SECTION 1.6   Subsequent Actions.........................................3
      SECTION 1.7   Articles of Incorporation; By-Laws.........................3
      SECTION 1.8   Actions by Company and the DSS Cleared Company.............4

ARTICLE II CONVERSION OF SECURITIES............................................4
      SECTION 2.1   Conversion of Securities...................................4
      SECTION 2.2   Dissenting Shares..........................................5
      SECTION 2.3   Surrender of Shares; Stock Transfer Books..................6
      SECTION 2.4   Stock Plans................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................8
      SECTION 3.1   Organization and Qualification.............................8
      SECTION 3.2   Capitalization.............................................9
      SECTION 3.3   Subsidiaries..............................................10
      SECTION 3.4   Authorization.............................................11
      SECTION 3.5   SEC Documents.............................................12
      SECTION 3.6   No Conflicts..............................................13
      SECTION 3.7   Financial Statements......................................14
      SECTION 3.8   Absence of Certain Changes or Events......................14
      SECTION 3.9   Tax Matters...............................................14
      SECTION 3.10  Litigation................................................17
      SECTION 3.11  ERISA Compliance..........................................17
      SECTION 3.12  Environmental Matters.....................................19
      SECTION 3.13  Real Property and Leased Property.........................20
      SECTION 3.14  Intellectual Property.....................................21
      SECTION 3.15  Contracts.................................................22
      SECTION 3.16  Compliance With Laws......................................24
      SECTION 3.17  Insurance Coverage........................................24
      SECTION 3.18  Personnel; Labor Relations................................25
      SECTION 3.19  Brokers and Finders.......................................26
      SECTION 3.20  Opinion of Legacy.........................................26
      SECTION 3.21  Vote Required.............................................26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.....26

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      SECTION 4.1   Organization and Power....................................26
      SECTION 4.2   Authorization.............................................27
      SECTION 4.3   No Conflicts..............................................27
      SECTION 4.4   Consents and Approvals....................................27
      SECTION 4.5   Financing of the Mergers..................................28
      SECTION 4.6   Finder's Fees.............................................28
      SECTION 4.7   Disclosure................................................28
      SECTION 4.8   Interested Stockholder....................................28

ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER..............................28
      SECTION 5.1   Interim Operations of the Company.........................28
      SECTION 5.2   Takeover Proposals........................................31
      SECTION 5.3   No Solicitation...........................................32

ARTICLE VI ADDITIONAL AGREEMENTS..............................................34
      SECTION 6.1   Special Meeting; Proxy Statement..........................34
      SECTION 6.2   Meeting of Stockholders of the Company....................35
      SECTION 6.3   Additional Agreements.....................................35
      SECTION 6.4   Notification of Certain Matters...........................37
      SECTION 6.5   Access; Confidentiality...................................38
      SECTION 6.6   Publicity.................................................38
      SECTION 6.7   Directors' and Officers' Insurance and Indemnification....39
      SECTION 6.8   Employee Benefits.........................................40
      SECTION 6.9   Merger Subsidiary Compliance..............................40
      SECTION 6.10  Reasonable Best Efforts...................................40
      SECTION 6.11  Taxes.....................................................41

ARTICLE VII CONDITIONS........................................................41
      SECTION 7.1   Conditions to Each Party's Obligation to Effect
                          the Mergers.........................................41
      SECTION 7.2   Conditions to Parent's and Merger Subsidiary's
                          Obligation to Effect the Mergers....................41
      SECTION 7.3   Conditions to the Company's Obligation to Effect
                          the Mergers.........................................43

ARTICLE VIII TERMINATION......................................................43
      SECTION 8.1   Termination...............................................43
      SECTION 8.2   Effect of Termination.....................................45

ARTICLE IX GENERAL PROVISIONS.................................................48
      SECTION 9.1   Amendment.................................................48
      SECTION 9.2   Waiver....................................................48
      SECTION 9.3   Non-Survival of Representations and Warranties............48
      SECTION 9.4   Notices...................................................49
      SECTION 9.5   Headings..................................................49
      SECTION 9.6   Exhibits, Schedules and Annexes...........................49
      SECTION 9.7   Counterparts..............................................50

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      SECTION 9.8   Governing Law.............................................50
      SECTION 9.9   Pronouns..................................................50
      SECTION 9.10  Time Periods..............................................50
      SECTION 9.11  No Strict Construction....................................50
      SECTION 9.12  Entire Agreement..........................................50
      SECTION 9.13  Severability..............................................51
      SECTION 9.14  Successors and Assigns....................................51
      SECTION 9.15  Fees and Expenses.........................................51

                          INDEX OF ANNEXES AND EXHIBITS
Annex A - Form of Voting Agreements......................................... A-1
Annex B - Articles of Incorporation of the DSS Cleared Company.............. B-1

Exhibit 6.6 - Joint Press Release........................................... C-1



                             INDEX OF DEFINED TERMS

Term                                                               Location
----                                                               --------
Affidavit of Loss................................................. 2.3(e)
Agreement......................................................... Preamble
Alabama Law ...................................................... Recitals
Ancillary Agreement............................................... 3.4(a)
Articles of Merger................................................ 1.2
Benefit Plan...................................................... 3.11(a)
Bid............................................................... 3.15(g)(i)
Board of Directors................................................ Recitals
Cash Consideration................................................ 2.1(a)
CERCLA............................................................ 3.12(c)
Certificate of Merger............................................. 1.2
Certificates...................................................... 2.3(b)
Closing........................................................... 1.3
Closing Date...................................................... 1.3
COBRA............................................................. 3.11(f)
Code.............................................................. 3.9(m)(iv)
Common Stock...................................................... 3.2
Company........................................................... Preamble
Company Agreements................................................ 3.6
Company Financial Advisor......................................... 3.19
Company Letter.................................................... Article III
Company Representatives........................................... 5.2
Confidentiality Agreement......................................... 5.3(b)
Counterpart Plans................................................. 6.8
Covered Persons................................................... 6.7(b)
CVR............................................................... 2.1(a)
CVR Agreement..................................................... Recitals
D&O Insurance..................................................... 6.7(b)
Delaware Law...................................................... Recitals
Dissenting Shares................................................. 2.2(a)
DSS Cleared Company............................................... Preamble
DSS Cleared Company Board of Directors............................ Recitals

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Term                                                               Location
----                                                               --------
Effective Time.................................................... 1.2
Encumbrances...................................................... 3.13(a)
Environmental Laws................................................ 3.12(c)
Environmental Permits............................................. 3.12(c)
ERISA............................................................. 3.11(a)
ERISA Affiliate................................................... 3.11(a)
Exchange Act...................................................... 3.5(a)
Exchange Agent.................................................... 2.3(a)
Exon-Florio Amendment............................................. 7.2(f)
Expense Reimbursement Amount...................................... 8.2(c)(i)
Financial Statements.............................................. 3.7(a)
GAAP.............................................................. 3.7(a)
Governmental Entity............................................... 3.6
Government Contract............................................... 3.15(g)(ii)
Great Universal................................................... Recitals
Hazardous Substances.............................................. 3.12(c)
HSR Act........................................................... 6.3(a)
Income Tax........................................................ 3.9(m)(iii)
Income Taxes...................................................... 3.9(m)(iii)
Indemnified Person(s)............................................. 6.7(a)
Intellectual Property............................................. 3.14(a)
IRS .............................................................. 3.11(a)
Leased Property................................................... 3.13(b)
Legacy............................................................ 1.8
Material Adverse Effect........................................... 3.1(b)
Material Company Consents......................................... 6.3(b)
Mergers........................................................... Recitals
Merger Consideration.............................................. 2.1(a)
Merger Subsidiary................................................. Preamble
Notice of Superior Proposal....................................... 5.3(b)
Non-employee Directors............................................ 2.4
Options........................................................... 2.4
Other Intellectual Property....................................... 3.14(a)
Outside Date...................................................... 8.1(d)
Parent............................................................ Preamble
Permitted Encumbrances............................................ 3.13(a)
Person............................................................ 2.3(d)
Proxy Statement................................................... 6.1(a)
Real Property..................................................... 3.13(a)
Record Date Stockholders.......................................... 2.1(e)
Registered Intellectual Property.................................. 3.14(a)
Regulatory Approvals.............................................. 3.6
SEC............................................................... 3.5(a)
SEC Documents..................................................... 3.5(a)

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Term                                                               Location
----                                                               --------
Section 280G Waiver............................................... 7.2(f)
Securities Act.................................................... 3.5(a)
Shares............................................................ Recitals
Special Meeting................................................... 6.1(a)
Stock Plans....................................................... 2.4
Subsequently Accepted Takeover Proposal........................... 8.2(c)(ii)(A)
Subsidiary........................................................ 3.3
Superior Proposal................................................. 5.3(b)
Surviving Corporation............................................. 1.1
Takeover Proposal................................................. 5.2
Tax............................................................... 3.9(m)(i)
Tax Authority..................................................... 3.9(m)(i)
Taxable........................................................... 3.9(m)(i)
Taxes............................................................. 3.9(m)(i)
Tax Return........................................................ 3.9(m)(ii)
Termination Fee................................................... 8.2(c)(ii)
Treasury Regulations.............................................. 3.9(m)(v)
U.S. Court........................................................ 3.10
U.S. Government................................................... 3.15(g)(iii)
Voting Agreements................................................. Recitals
WARN Act.......................................................... 3.18(a)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of October 21, 2003, among Vision Technologies Kinetics, Inc., a Delaware corporation ("Parent"), VTK Merger Subsidiary Corporation, an Alabama corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), Miltope Group Inc., a Delaware corporation (the "Company"), and Miltope Corporation, an Alabama corporation and a wholly-owned subsidiary of the Company (the "DSS Cleared Company").

                                    RECITALS:

         WHEREAS, the parties contemplate that, at the Effective Time (as defined below), (i) the Company will merge with and into the DSS Cleared Company and (ii) Merger Subsidiary will merge with and into the DSS Cleared Company (collectively, the "Mergers");

         WHEREAS, each of the board of directors of the Company (the "Board of Directors") and the board of directors of the DSS Cleared Company (the "DSS Cleared Company Board of Directors") has approved, and deems it advisable and in the best interests of its stockholders and shareholders, respectively, to consummate, the Mergers upon the terms and subject to the conditions set forth herein;

         WHEREAS, the board of directors of each of Parent and Merger Subsidiary has approved, and deems it advisable and in the best interests of Merger Subsidiary's shareholders to consummate, the Mergers upon the terms and subject to the conditions set forth herein;

         WHEREAS, also in furtherance of the transactions contemplated hereby, each of the Board of Directors and the DSS Cleared Company Board of Directors has approved the Mergers in accordance with the General Corporation Law of the State of Delaware (the "Delaware Law") and the Alabama Business Corporation Act (the "Alabama Law"), respectively, and upon the terms and subject to the conditions set forth herein;

         WHEREAS, also in furtherance of the transactions contemplated hereby, the board of directors of each of Parent and Merger Subsidiary has approved the Mergers in accordance with the Delaware Law and the Alabama Law upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors has determined that the consideration to be paid in the Mergers for each share of the issued and outstanding common stock, $0.01 par value per share, of the Company (the "Shares") is fair to the holders of such shares and has resolved to recommend that its stockholders adopt and approve this Agreement and the CVR Agreement (as defined below), the Mergers and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

         WHEREAS, as a condition and inducement to Parent's and Merger Subsidiary's entering into this Agreement and incurring the obligations set forth herein, the Company's majority stockholder, Great Universal Incorporated, a Delaware corporation ("Great Universal"), who beneficially owns 3,664,478 Shares, concurrently herewith is entering into voting agreements

(collectively, the "Voting Agreements"), dated as of the date hereof, with Parent, in the forms attached hereto as Annex A, pursuant to which Great Universal has agreed, among other things, to vote the Shares held by Great Universal in favor of the Mergers and the adoption of this Agreement, upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Company, the DSS Cleared Company, Parent and Great Universal have entered into a Contingent Value Rights Agreement dated as of the date hereof (the "CVR Agreement") pursuant to which the Company will issue CVRs (as defined below) as part of the Merger Consideration (as defined below); and

         WHEREAS, the Company, the DSS Cleared Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements in connection with the Mergers.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGERS

         SECTION 1.1 THE MERGERS. Upon the terms and subject to the conditions of this Agreement and in accordance with the Alabama Law and the Delaware Law, at the Effective Time, the Mergers shall occur, the separate corporate existence of the Company and Merger Subsidiary shall cease, and the DSS Cleared Company shall continue as the surviving corporation of the Mergers. The DSS Cleared Company as the surviving corporation after the Mergers is sometimes referred to hereinafter as the "SURVIVING CORPORATION."

         SECTION 1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties hereto shall cause articles of merger (the "ARTICLES OF MERGER") and a certificate of merger (the "CERTIFICATE OF MERGER"), each relating to the Mergers and in customary form and substance, to be executed and filed on or before the Closing Date (as defined below) (or on such other date as the Company, the DSS Cleared Company and Parent may agree) with the Secretary of State of the State of Alabama and the Secretary of State of the State Delaware, respectively, in such form as required by, and executed in accordance with, the relevant provisions of the Alabama Law or the Delaware Law, as applicable. The Mergers shall become effective on the date on which the Articles of Merger is duly filed with the Secretary of State of the State of Alabama and the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such time as is agreed upon by the parties and specified in the Articles of Merger or the Certificate of Merger, as applicable, and such time is hereinafter referred to as the "EFFECTIVE TIME."

         SECTION 1.3 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 8.1 hereof and subject to the satisfaction or waiver of all conditions set forth in Article VII hereof, the closing of the Mergers (the "CLOSING") shall take place at 10:00 a.m. on a date (the "CLOSING DATE") to be specified by the parties hereto, which shall be no later than the second (2nd) business day after satisfaction or waiver of all of the conditions set forth in
Article VII
hereof provided that all such conditions continue to be so satisfied or waived on such second (2nd) business day, and if not so satisfied or waived, the Closing shall be automatically extended from time to time until the first (1st) subsequent business day on which all such conditions are again so satisfied or waived, subject, however, to Article VIII hereof, at the offices of Latham & Watkins LLP, 555 Eleventh Street, N.W. Suite 1000, Washington, D.C. 20004, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Merger Subsidiary immediately before the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately before the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by the Alabama Law.

         SECTION 1.5 EFFECT OF THE MERGERS. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the Alabama Law and the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company, Merger Subsidiary and the DSS Cleared Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company, Merger Subsidiary and the DSS Cleared Company shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.6 SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company, Merger Subsidiary or the DSS Cleared Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Mergers or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company, Merger Subsidiary or the DSS Cleared Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.7 ARTICLES OF INCORPORATION; BY-LAWS.

         (a) At the Effective Time, the articles of incorporation of the DSS Cleared Company attached hereto as ANNEX B, as in effect immediately before the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by the Alabama Law and such articles of incorporation.

         (b) At the Effective Time, the By-Laws of the DSS Cleared Company, as in effect immediately before the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by the Alabama Law, the articles of incorporation of the Surviving Corporation and such by-laws.

         SECTION 1.8 ACTIONS BY COMPANY AND THE DSS CLEARED COMPANY. Each of the Board of Directors and DSS Cleared Company Board of Directors hereby approves of and consents to the Mergers and represents to Parent and Merger Subsidiary that each such board of directors, at a meeting duly called and held on the date hereof, at which a majority of directors of each board was present, has unanimously (i) determined that this Agreement and the CVR Agreement and the transactions contemplated hereby and thereby, including the Mergers, are fair to, and in the best interests of, the Company and the DSS Cleared Company and their stockholders and shareholders, respectively, (ii) duly authorized, adopted and approved this Agreement and the CVR Agreement and approved the Mergers and the other transactions contemplated hereby, (iii) resolved to recommend that the Company's and the DSS Cleared Company's stockholders and shareholders, respectively, authorize, adopt and approve this Agreement and the CVR Agreement and the transactions contemplated hereby and thereby, including the Mergers; PROVIDED, HOWEVER, that the Company's recommendation to its stockholders may be withheld, withdrawn, amended or modified in accordance with the terms of Section 5.3(c) hereof and (iv) taken all other action necessary to render Section 203 of the Delaware Law inapplicable to the Mergers and the Voting Agreements. The Company further represents, that, prior to the execution hereof, Legacy Partners Group, LLC ("LEGACY") has delivered to the Board of Directors its written opinion, dated the date hereof, that the Merger Consideration to be received by the holders of Shares pursuant to the Mergers is fair to such holders of Shares from a financial point of view.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

SECTION 2.1 CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Mergers and without any action on the part of the Company, the DSS Cleared Company, Parent, Merger Subsidiary, or the holder of any of the following securities:

         (a) Each Share issued and outstanding immediately before the Effective Time (other than any Shares to be canceled pursuant to Section 2.1(b) hereof and any Dissenting Shares (as defined in Section 2.2(a) hereof, if any)), without any action on the part of the holder thereof, shall be converted into and solely represent the right to receive (i) an amount in cash equal to $5.78 per share, without interest (the "CASH CONSIDERATION") payable to the holder thereof upon surrender of the certificate representing such Share or an Affidavit of Loss (as defined in Section 2.3(e) hereof) in the manner provided in Section 2.3 hereof and (ii) one contingent value right (a "CVR") which shall represent the contingent right to receive the CVR Payment Amount (as defined in the CVR Agreement), if any. The Cash Consideration and the CVR to be received in respect of each Share pursuant to this Section 2.1(a) are together referred to in this Agreement as the "MERGER CONSIDERATION". All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate or provision of an Affidavit of Loss in accordance with Section 2.3 hereof, without interest.

         (b) Each Share held in the treasury of the Company or the DSS Cleared Company and each Share owned by Parent, Merger Subsidiary or any direct or indirect wholly-owned subsidiary of Parent or Merger Subsidiary immediately before the Effective Time shall be canceled and extinguished and no payment or other consideration shall be made with respect thereto.

         (c) Each share of common stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately before the Effective Time shall thereafter represent one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall be the only issued and outstanding capital stock of the Surviving Corporation.

         (d) Each share of common stock, par value $0.01 per share, of the DSS Cleared Company, issued and outstanding immediately before the Effective Time, without any action on the part of the holder thereof, shall, at the Effective Time, no longer be outstanding and shall automatically be canceled and extinguished and no payment or other consideration shall be made with respect thereto, and each such holder thereof shall cease to have any rights with respect thereto and shall receive no consideration in the Mergers.

         (e) Under the terms of the CVR Agreement, the holders of record of Shares immediately prior to the Effective Time (the "RECORD DATE STOCKHOLDERS") will be entitled to receive the CVR Payment Amount, if any, in connection with the settlement or judgment of the claims and counterclaims in the lawsuit entitled MILTOPE CORPORATION AND IV PHOENIX GROUP, INC. V. DRS TECHNOLOGIES, INC., DRS ELECTRONIC SYSTEMS, INC., RICHARD PANDOLFI, PATRICIA WILSON, RUSSELL MEYER, AMIR SHAFY, ANTON LAUB, JOSEPH EDMAN, SUNNY SHUM, AND MICHAEL GAVIGAN (Case No. 01 6545, U.S. District Court for the Eastern District of New York; filed October 3, 2001). As set forth in the CVR Agreement, the CVRs will not be assignable or otherwise transferable in any manner by the holders thereof, except by will, upon death or by operation of law.

         SECTION 2.2 DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with Section 262 of the Delaware Law and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("DISSENTING SHARES") shall not be converted into or represent a right to receive cash pursuant to Section 2.1 hereof, but the holder thereof shall be entitled to only such rights as are granted by the Delaware Law.

         (b) Notwithstanding the provisions of Section 2.2(a) hereof, if any holder of Shares who demands appraisal of his Shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's Shares shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.1(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares or provision of an Affidavit of Loss pursuant to Section 2.3 hereof.

         (c) The Company shall (i) give Merger Subsidiary prompt notice of any written demands for appraisal, withdrawals of such demands, and any other instruments served pursuant to Section 262 of the Delaware Law and received by the Company, and (ii) allow Merger Subsidiary to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. The Company shall not voluntarily make any payment with respect to any such demands for appraisal and shall not, except with the prior written consent of Merger Subsidiary or Parent, which may be given or withheld in its sole and absolute discretion, settle or offer to settle any such demands.

         SECTION 2.3 SURRENDER OF SHARES; STOCK TRANSFER BOOKS.

         (a) Before the Effective Time, Merger Subsidiary shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent for the Company and agent for holders of Shares in connection with the Mergers (the "EXCHANGE AGENT") to receive and pay the funds necessary to make the payment of the Cash Consideration contemplated by Section 2.l(a) hereof. At the Effective Time, Merger Subsidiary shall deposit, or cause to be deposited, in trust with the Exchange Agent for the benefit of holders of Shares the aggregate Cash Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(a) hereof. The funds held by the Exchange Agent pursuant to this Section 2.3 shall not be used for any purpose other than the payment of the Cash Consideration pursuant hereto.

         (b) Each holder of a certificate or certificates representing any Shares canceled upon the Mergers, which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose Shares were converted pursuant to Section 2.1(a) hereof may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending six (6) months after the Effective Time. Merger Subsidiary agrees that promptly after the Effective Time it shall cause the distribution to the Record Date Stockholders as of the Effective Time of materials to facilitate such surrender pursuant to Section 2.3(c) hereof. Upon the surrender of Certificates, the holder of such Certificates shall be entitled to receive, in exchange therefore, (i) cash in an amount equal to the Cash Consideration multiplied by the number of Shares represented by such Certificates and (ii) the number of CVRs into which such Shares have been converted pursuant to Section 2.1(a). Until so surrendered, each Certificate (other than Certificates representing Dissenting Shares and Certificates representing Shares held by Merger Subsidiary or Parent or in the treasury of the Company) shall represent solely the right to receive the aggregate Merger Consideration relating thereto.

         (c) Promptly after the Effective Time, the Exchange Agent shall send to each holder of record, as of the Effective Time, of a Certificate or Certificates theretofore evidencing Shares, other than Certificates formerly representing Shares to be canceled pursuant to Section 2.1(b) hereof, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions advising such holder of the procedure for surrendering to the Exchange

Agent such Certificates for exchange into the Merger Consideration. Upon the surrender of a Certificate to the Exchange Agent together with and in accordance with such transmittal form duly executed and any other documents reasonably required by such instructions (including, without limitation, a properly completed Internal Revenue Service Form W-9 or suitable substitute form establishing as exemption from backup withholding), the holder thereof shall be entitled to receive promptly in exchange therefor the Merger Consideration deliverable in respect of each Share formerly represented thereby and such Certificate shall forthwith be canceled. Upon such surrender, the Exchange Agent promptly will deliver the Merger Consideration. No interest or dividends shall be paid or accrue on the Merger Consideration.

         (d) If delivery of the Merger Consideration is to be made to an individual, general partnership, limited partnership, corporation, limited liability company or any other legal entity (each a "PERSON"), other than the Person in whose name a surrendered Certificate or instrument is registered, it shall be a condition to such delivery that the Certificate or instrument so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such delivery in a name other than that of the registered holder of the Certificate or instrument surrendered shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Merger Subsidiary or the Exchange Agent that such taxes either have been paid or are not applicable.

         (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed ("AFFIDAVIT OF LOSS") and the delivery of an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation, the Surviving Corporation will deliver or cause to be delivered in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II and without any interest thereon.

         (f) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of Shares or any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Merger Consideration as provided in this Article II. No interest shall accrue or be paid on the Cash Consideration or CVRs deliverable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

         (g) Promptly following the date which is six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) with respect to the Merger Consideration deliverable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) The Cash Consideration paid in the Mergers shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.3(d), stock transfer taxes payable by such holder. The CVR Payment Amount, if any, paid under the CVR Agreement shall be net to the holder of CVRs in cash, subject to adjustment as set forth in the CVR Agreement and reduction for any applicable federal back-up withholding.

         SECTION 2.4 STOCK PLANS. Prior to the Effective Time, the Board of Directors shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, each then outstanding option to purchase Shares (an "OPTION") granted under any stock option plans or agreements of the Company (all of which are set forth on Section 3.2 of the Company Letter, collectively, the "STOCK PLANS"), will be exercisable in full and, to the extent not so exercised or validly canceled, be forfeited as of the Effective Time. The Board of Directors may take such action as may be necessary or desirable to permit any holder of an Option to, in lieu of exercise, elect to have the Option canceled (a "CANCELED OPTION") at the Effective Time and to receive, in exchange and full settlement therefor and in consideration of the cancellation of such Option, (i) a payment in cash (subject to any applicable withholding tax) equal to the product of (x) the excess, if any, of the Cash Consideration over the per Share exercise price of such Option, and (y) the number of Shares subject to such Option and (ii) only if cash is paid pursuant to clause (i) above, one CVR for each Share subject to such Option (together, the "OPTION CONSIDERATION"). Any such election to receive the Option Consideration will be conditioned upon the Option holder providing to the Company prior to the Effective Time a consent to cancellation and release in such form as is approved by Parent. From and after the Effective Time, such Canceled Options shall no longer be exercisable by the former holder thereof, but shall only entitle such holder to the delivery of the Option Consideration. At, or as soon as practicable after, the Effective Time, Parent shall or shall cause the Surviving Corporation to provide each holder of a Canceled Option which is validly canceled pursuant to this Section 2.4 with a lump-sum cash payment equal to the Cash Consideration payable to such holder hereunder. The holders of Options which are "out of the money" (I.E., having a per Share exercise price equal to or in excess of the Cash Consideration) shall not receive any consideration with respect to the forfeiture of such Options as of the Effective Time. Prior to the Effective Time, the Company shall use its reasonable best efforts to ensure that holders of Options that are neither exercised nor canceled will have no rights with respect to the Options.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Subsidiary as set forth in this Article III, except to the extent provided in that certain letter delivered by the Company to Parent and Merger Subsidiary dated as of the date hereof (the "COMPANY LETTER"), as follows:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION.

         (a) Each of the Company and the DSS Cleared Company is a corporation duly organized, validly existing and in good standing under the laws of the States of Delaware and Alabama, respectively. Each of the Company and the DSS Cleared Company has all requisite corporate power and authority and all necessary governmental approvals to carry on its business as it is now being conducted and to own, lease and operate its assets.

         (b) Each of the Company and the DSS Cleared Company is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification, license or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse change in or effect on the business, operations, properties (including intangible properties), financial condition, results of operations, assets, liabilities or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, excluding any such changes or effects directly resulting from any one or more of the following: (1) material adverse changes in the U.S. financial or securities markets or the U.S. economy in general, (2) material adverse changes in the defense industry in general, to the extent that the effects thereof do not disproportionately impact the Company or any of its Subsidiaries, or (3) any knowingly competitive action taken with respect to the Company's U.S. business or operations by Parent or Singapore Technologies Engineering Ltd. or any of its control subsidiaries, other than actions or inactions by Parent or Merger Subsidiary which are contemplated or permitted by this Agreement or any of the Ancillary Agreements.

         (c) The Company has heretofore delivered to Parent complete and correct copies of the Company's Certificate of Incorporation and By-Laws, each as amended and in effect on the date hereof. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws. Complete and correct copies of all minute books of the Company since 1995 have been made available by the Company to Parent.

         SECTION 3.2 CAPITALIZATION. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.01 per share (the "COMMON STOCK"). As of the date hereof, (i) 5,962,623 Shares were issued and outstanding, (ii) 848,489 shares were issued and held in the treasury of the Company, and (iii) a total of 532,336 Shares were reserved under the Company's Stock Plans in respect of outstanding and future awards. Section 3.2 of the Company Letter sets forth a true, accurate and complete list of all outstanding Options and the exercise prices and vesting schedules thereof. Except as disclosed in Section 3.2 of the Company Letter, all outstanding Options were granted pursuant to the Company's 1995 Stock Option and Performance Award Plan. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as disclosed in this Section 3.2 or as set forth in Section 3.2 of the Company Letter, (w) there are no shares of capital stock of the Company authorized, issued or outstanding, the Common Stock is the only class of capital stock outstanding and no other series or classes of capital stock has been authorized,
(x) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Subsidiary obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in the Company or any Subsidiary or securities convertible or exchangeable for such shares or equity interests or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (y) there are no bonds, debentures, notes or other securities having the right to vote on any matters on which shareholders of the Company or any of its Subsidiaries may vote issued or outstanding and (z) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or of any Subsidiary of the Company. Except as disclosed in Section 3.2 of the Company Letter, there are no voting trusts or other agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any Subsidiary (including, without limitation, agreements restricting the transfer of, affecting the voting rights of, requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, requiring the registration for sale of, or granting any preemptive or anti-dilutive right with respect to, any shares of capital stock of or other equity interests in the Company or any Subsidiary). Except as set forth on
Section 3.2 of the Company Letter, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

         SECTION 3.3 SUBSIDIARIES. Section 3.3 of the Company Letter contains a complete and accurate list of each of the Company's Subsidiaries, the jurisdiction of incorporation of each such Subsidiary, and the Company's equity interest therein. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and carry on its business as it is now being conducted. Each Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Section 3.3 of the Company Letter, each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights and is owned, beneficially and of record, by the Company or another Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Subsidiary's voting rights, charges or other encumbrances of any nature whatsoever. Except as disclosed in
Section 3.3 of the Company Letter, (i) there are no shares of capital stock of any Subsidiary authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of any Subsidiary obligating any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest in a Subsidiary or securities convertible or exchangeable for such shares or equity interests or obligating any Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, (iii) there are no bonds, debentures, notes or other securities having the right to vote on any matters on which shareholders of a Subsidiary may vote issued or outstanding and (iv) there are no outstanding contractual obligations of any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary. There are no outstanding contractual obligations of the Company or any Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person, other than guarantees by the Company of any indebtedness or other obligations of a wholly-owned Subsidiary. Except as set forth on Section
3.3 of the Company Letter, none of the Company or any of the Subsidiaries holds shares of capital stock or other equity interests in any other person. Except as disclosed in Section 3.3 of the Company Letter, there are no voting trusts or other agreements to which any Subsidiary is a party with respect to the voting of any capital stock or other equity interests in any other person (including, without limitation, agreements restricting the transfer of, affecting the voting rights of, requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, requiring the registration for sale of, or granting any preemptive or anti-dilutive right with respect to, any shares of capital stock or other equity interests in any other person). The Company has heretofore delivered to Parent complete and correct copies of each Subsidiary's Certificate of Incorporation and By-Laws (and any other comparable constituent documents), each as amended and in effect on the date hereof. Each Subsidiary is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws (and any other comparable constituent documents). Complete and correct copies of all minute books of each Subsidiary have been made available by the Company to Parent. Except as set forth on Section 3.3 of the Company Letter, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any Subsidiary. For purposes of this Agreement, the term "SUBSIDIARY" shall mean any corporation or other entity a majority of whose outstanding voting stock or ownership interests ordinarily entitled to vote for the election of a majority of the Board of Directors or other governing body is directly or indirectly owned by the Company or one or more other Subsidiaries.

         SECTION 3.4 AUTHORIZATION.

         (a) Each of the Company and the DSS Cleared Company has all requisite corporate power to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it in connection herewith, including without limitation the Voting Agreements and the CVR Agreement (each, an "ANCILLARY AGREEMENT") and, subject to the adoption of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Company and the DSS Cleared Company of this Agreement and all Ancillary Agreements to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized by its board of directors and no other corporate action on the part of the Company or the DSS Cleared Company is necessary to authorize the execution and delivery by the Company and the DSS Cleared Company of this Agreement and all Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby, except the adoption and approval of this Agreement and the Mergers by the Company's stockholders as contemplated by Section 6.1 hereof. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and legally binding agreement of each of the Company and the DSS Cleared Company enforceable in accordance with its terms.

         (b) Each of the Company and the DSS Cleared Company has taken all necessary and appropriate actions so that the restrictions on business combinations contained in Section 203 of the Delaware Law will not apply with respect to or as a result of this Agreement, the Voting Agreements or any other Ancillary Agreement and the transactions contemplated hereby and thereby, including the Mergers, without any further action on the part of the stockholders or the board of directors of either company. Complete and accurate copies of all of the board of directors resolutions reflecting such actions have been previously provided to Parent. No other state takeover statute or similar statute or regulation applies or purports to apply to the Mergers or any other transaction contemplated by this Agreement, the Voting Agreements or any other Ancillary Agreement.

         SECTION 3.5 SEC DOCUMENTS.

         (a) Except as disclosed in Section 3.5(a) of the Company Letter, the Company has timely filed with the Securities and Exchange Commission (the "SEC"), and heretofore has made available to Parent, true and complete copies of all reports, schedules, forms, statements and other documents required to be so filed by it from January 1, 2000 through the date hereof under the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act"), or the Securities Act of 1933, as amended (the "SECURITIES ACT"), including (i) the annual reports on Form 10-K for all fiscal years ended during such period, (ii) the quarterly reports on Form 10-Q required for all fiscal quarters during such period, and
(iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held during such period (the "SEC DOCUMENTS").

         (b) As of its respective date, or if amended, as of the date of the last such amendment, each SEC Document, including, without limitation, any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) except as disclosed in Section 3.5(b) of the Company Letter, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations promulgated by the SEC thereunder. None of the Company's Subsidiaries has any class of securities registered under, or is subject to the periodic reporting requirements of, the Exchange Act.

         (c) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP (as defined below) and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (d) The Company is neither engaged in any transactions with, nor has any obligations to, any unconsolidated entities that are contractually limited to activities that facilitate the Company's transfer of or access to assets, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements.

         (e) The Company is not engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

         (f) The Proxy Statement (as defined below) and any other filings, and any amendments or supplements thereto, when filed by the Company with the SEC, or when distributed or otherwise disseminated to the Company's stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to the Company's stockholders and at the time such stockholders vote on adoption and approval of this Agreement and the Mergers at the Special Meeting, and any other SEC filing (other than the Proxy Statement) or any amendment or supplement thereto, at the time of the filing and at the time of any distribution or dissemination thereof, in each case, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.5(f) will not apply to statements or omissions included in the Proxy Statement or any other SEC filings based upon information furnished in writing to the Company by Parent or Merger Subsidiary specifically for use therein.

         (g) The Company has previously provided to Parent a complete and correct copy of any amendment or modification which has not yet been filed with the SEC to any agreement, document or other instrument which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

         (h) Except as set forth in the SEC Documents, since the date of the Company's last proxy or information statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 3.6 NO CONFLICTS. Except as disclosed in Section 3.6 of the Company Letter and for filings, permits, authorizations, consents and approvals as may be required under the Exchange Act, the execution, delivery or performance of this Agreement and the Ancillary Agreements by each of the Company and the DSS Cleared Company, the consummation by each of the Company and the DSS Cleared Company of the transactions contemplated hereby and thereby or compliance by each of the Company and the DSS Cleared Company with any of the provisions hereof and thereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the By-Laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) require on the part of either the Company or the DSS Cleared Company any filing or notice with, or any permit, authorization, consent, certification, waiver or approval from, any international, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority (a "GOVERNMENTAL ENTITY") including, without limitation, in relation to U.S. and non-U.S. security matters and the HSR Act (as defined below) (collectively, "REGULATORY APPROVALS"), (iii) require any consent or approval under, result in a violation or breach of, or constitute a change of control or (with or without due notice or lapse of time or both) a default (or give rise to (x) any right of termination, vesting, amendment, cancellation or acceleration or to receive any other or additional payments, (y) the creation of any lien or other encumbrance on any property or asset of the Company or any

Subsidiary or (z) the loss of any benefit) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract (including, without limitation any Government Contract (as defined below)) agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound (the "COMPANY AGREEMENTS"), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clauses (ii), (iii) and (iv) for any matter otherwise covered by such clauses which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.7 FINANCIAL STATEMENTS.

         (a) The consolidated financial statements included in the SEC Documents (the "FINANCIAL STATEMENTS") fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein, subject, in the case of unaudited, interim financial statements, to the lack of footnotes and normal year-end adjustments and to any other adjustments or exceptions described therein, all in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto). The books and records of the Company and each Subsidiary have been, and are being, maintained in accordance with applicable legal and accounting requirements.

         (b) Except as and to the extent set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2002 included in the SEC Documents, including the notes thereto, none of the Company or any consolidated Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP applied on a consistent basis, except for liabilities or obligations incurred in the ordinary course of business since December 31, 2002 that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except to the extent disclosed in Section 3.8 of the Company Letter or in the SEC Documents filed prior to the date hereof, since December 31, 2002, the Company and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice and, since such date, there has not been (i) any Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any event or development that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement or any Ancillary Agreement by the Company, or (iii) any action taken by the Company or any Subsidiary, or any other occurrence, that, if taken or occurred during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1.

         SECTION 3.9 TAX MATTERS.

         (a) Each of the Company and its Subsidiaries has timely filed all federal income and all other material Tax Returns (as defined below) that are required to be filed by or with respect to the Company and its Subsidiaries. All such Tax Returns were complete and accurate in all material respects. Except as disclosed in Section 3.9 of the Company Letter, the Company and its Subsidiaries are not the beneficiaries of any extension of time within which to file any such Tax Returns. The Company has delivered or made available to Parent correct and complete copies of all federal Income Tax Returns and all other material Tax Returns and all material examination reports, ruling requests and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries.

         (b) Each of the Company and its Subsidiaries has timely paid all Taxes (as defined below) due and owing, whether or not shown on any Tax Returns (except for Taxes that are being contested in good faith by appropriate proceedings) or for which reserves, which are adequate under GAAP, have been established.

         (c) Except as disclosed in Section 3.9(c) of the Company Letter, each of the Company and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely withheld and paid to the proper Governmental Entity all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

         (d) Except as disclosed in Section 3.9(d) of the Company Letter, (i) no audits or other administrative or court proceedings are presently pending with regard to any Taxes for which the Company or any of its Subsidiaries could be liable, (ii) no dispute or claim concerning any Taxes for which the Company or any of its Subsidiaries could be liable has been claimed or raised by any Tax Authority in writing to the Company, and (iii) no claim has been made in writing to the Company by any authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any such Subsidiary is, or may be, subject to taxation by that jurisdiction.

         (e) The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the balance sheet date of December 31, 2002, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet contained in the year ending December 31, 2002 financial statements (rather than any notes thereto) and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

         (f) There are no Encumbrances for Taxes, other than Permitted Encumbrances (as defined below), on any of the assets of the Company or its Subsidiaries.

         (g) None of the Company or any of its Subsidiaries has (i) consented at any time under Section 341(f)(1) of the Code (as defined below) to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of their assets; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise;
(iii) made an election, or is required, to treat any of its assets as owned by another Person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made and will not make a consent dividend election under
Section 565 of the Code; or (vi) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local Tax provision.

         (h) There are no Tax-sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving the Company or its Subsidiaries.

         (i) Except as set forth in Section 3.9(i) of the Company Letter, neither the Company nor its Subsidiaries has any liability for the Taxes of any Person (other than Taxes of the Company or its Subsidiaries) under Treasury Regulations (as defined below) Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

         (j) Neither the Company nor any of its Subsidiaries (while any such Subsidiary was part of the Company's consolidated tax group) has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, and neither the stock of the Company nor the stock of any of its Subsidiaries has been distributed in a transaction satisfying the requirements of Section 355 of the Code since April 16, 1997.

         (k) There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any ERISA Affiliate (as defined below) that, individually or collectively, provides for the payment by the Company of any amount that is not deductible under Section 162(a)(1) or 404 of the Code.

         (l) None of the Company and its Subsidiaries has been a United State real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (m)    For purposes of this Agreement:

                (i)  "TAX"  (including,  with  correlative  meaning,  the  terms
         "TAXES" and "TAXABLE") means (x) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, excise, or real or personal property tax, together with any interest and any penalty, addition to tax or additional amount or deductions imposed by any governmental body (domestic or foreign) (a "TAX AUTHORITY") responsible for the imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement, with respect to the Company or any of its Subsidiaries; (y) any liability for the payment of any amount of the type described in the immediately preceding clause (x) as a result of the Company or any of its Subsidiaries being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (z) any liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in the immediately preceding clause (x) as a result of a contractual obligation to indemnify any other person.

                (ii) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                (iii) "INCOME TAX" or "INCOME TAXES" shall mean all Taxes which are based on or measured by income.

                (iv) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                (v) "TREASURY REGULATIONS" shall mean the Treasury Regulations promulgated under the Code.

         SECTION 3.10 LITIGATION. Except as set forth in the SEC Documents or as disclosed in Section 3.10 of the Company Letter, there is (i) no suit, claim, action or proceeding pending, (ii) to the knowledge of the Company, no investigation pending, or (iii) to the knowledge of the Company, no suit, claim, action, proceeding or investigation threatened, in each case against the Company or any of its Subsidiaries or for which the Company or any Subsidiary is obligated to indemnify a third party, including but not limited to any suit or action involving a products liability claim, at law or in equity or before any United States federal or state court of competent jurisdiction (a "U.S. COURT"), United States federal, state or local administrative body or arbitration tribunal, or any foreign or other court of competent jurisdiction, administrative body or arbitration tribunal, which (x) if determined adversely to the Company or its Subsidiaries would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (y) challenges the validity or propriety, or seeks to prevent or materially delay consummation of the Mergers or any transaction contemplated by this Agreement, the Voting Agreements or any other Ancillary Agreement or otherwise prevent or materially delay performance by the Company of its material obligations under this Agreement, the Voting Agreements or any other Ancillary Agreement.

         SECTION 3.11 ERISA COMPLIANCE.

         (a) Section 3.11(a) of the Company Letter sets forth a true and complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other bonus, deferred compensation, pension, profit-sharing, retirement, medical, life, disability income, severance, stock purchase, stock option, incentive or other employee benefit plans that are currently, or were in the past six years, maintained, contributed to, or required to be maintained or contributed to, by the Company or any of its Subsidiaries or any other Person that, together with the Company, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code (each an "ERISA AFFILIATE"), for the benefit of any current or former employees, officers or directors of the Company or any ERISA Affiliate, or under which the Company or its ERISA Affiliates may incur any material liability (individually, a "BENEFIT PLAN"). In addition, with respect to each Benefit Plan, the Company has delivered or made available to Parent correct and complete copies of (i) all Benefit Plans, including without limitation all plan documents and all amendments thereto, (ii) all trust agreements, insurance contracts or other funding vehicles, and all amendments thereto, relating to any Benefit Plan, (iii) all summaries and summary plan descriptions, including any summary of material modifications, (iv) the most recent annual reports (Form 5500 series) filed with the IRS with respect to such Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the United States Internal Revenue Service ("IRS") with respect to any Benefit Plan and any pending request for such a determination letter, and (vi) all filings not of the type previously described made with any Governmental Entities.

         (b) Each Benefit Plan has been established and administered in all material respects in accordance with its terms, and all contributions required to be made under the terms of any of the Benefit Plans as of the date of this Agreement have been timely made. The Company, each ERISA Affiliate and each Benefit Plan are in compliance in all material respects with applicable provisions of ERISA, the Code and other applicable laws, rules and regulations.

         (c)    Except as  disclosed in Section  3.11(c) of the Company  Letter,
(i) all Benefit Plans intended to be qualified under Section 401(a) of the Code have been the subject of determination or opinion letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from federal income Taxes under Section 401(a) and 501(a), respectively, of the Code, and to the best knowledge of the Company nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification, (ii) no Benefit Plan intended to be qualified under Section 401(a) of the Code has been amended since the date of its most recent determination letter or application therefor in any material respect, except as required by law, (iii) all Benefit Plans have been amended, to the extent necessary, to comply with the so-called GUST legislation, (iv) no Benefit Plan has experienced a full or partial plan termination, (v) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Benefit Plan that would result in material liability to the Company or an ERISA Affiliate, (vi) each Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company,
(vii) no suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims), (viii) neither the Company nor any ERISA Affiliate sponsors, maintains, contributes to or has an obligation to contribute to, or has sponsored, maintained, contributed to or had an obligation to contribute to any multiemployer plan within the meaning of
Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN") or any pension plan that is subject to Title IV of ERISA, (ix) neither the Company nor any ERISA Affiliate has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, and (x) neither the Company nor any ERISA Affiliate has any liability under ERISA Section 502. Except as disclosed in Section 3.11(c) of the Company Letter, all reports, returns and similar documents with respect to material Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been fully and timely filed.

         (d) Except as disclosed in Section 3.11(d) of the Company Letter, no event has occurred and, to the best knowledge of the Company, no condition exists that would subject the Company, either directly or by reason of its affiliation with an ERISA Affiliate, to any material

Tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations in connection with a Benefit Plan.

         (e) Except as disclosed in Section 3.11(e) of the Company Letter, no amount that could be received (whether in cash or property or the vesting of property) in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreement by any employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan could be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code); neither the Company nor any of its Subsidiaries has any obligation to "gross up" or otherwise compensate any such person with respect to the imposition of any excise tax on payments to such person.

         (f) Except as required by Law, no Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. The Company and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder ("COBRA") and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

         (g) Except as set forth in Section 3.11(g) of the Company Letter, neither the Company nor any of its Subsidiaries maintains, sponsors, contributes or has any liability with respect to any employee benefit plan program or arrangement that provides benefits outside of the United States to non-resident aliens with no United States source income.

         SECTION 3.12 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.12 of the Company Letter:

         (a) Each of the Company and its Subsidiaries is now and has always been in compliance with all Environmental Laws and the Company has all Environmental Permits necessary for the conduct and operation of the business as now being conducted, and all such permits are in good standing, except where the failure to be in such compliance or to maintain such Environmental Permits would not have a Material Adverse Effect.

         (b) (i) There is not now and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, released, handled or otherwise existing on, under, about, or emanating from or to (x) any property currently owned, leased or operated by the Company or any Subsidiary or (y) any property formerly owned, leased or operated by the Company or any Subsidiary (at the time such property was so owned, leased or operated), except in all cases in material compliance with all applicable Environmental Laws; (ii) neither the Company nor any Subsidiary has received any notice of alleged, actual or potential responsibility or liability for, or any inquiry or investigation regarding, any release or threatened release of Hazardous Substances or alleged violation of, or non-compliance with, any Environmental Law, nor is the Company or any Subsidiary aware of any information which would reasonably be expected to form the basis of any such notice or claim; (iii) there is no site to which the Company or any Subsidiary has transported or arranged for the transport of Hazardous Substances which is or would reasonably be expected to become the subject of any action under Environmental Laws; (iv) there is not now nor has there ever been any underground or aboveground storage tank at any (x) property currently owned, leased or operated by the Company or any Subsidiary or (y) any property formerly owned, leased or operated by the Company or any Subsidiary (at the time such property was so owned, leased or operated); (v) complete and correct copies of sampling results, environmental or safety audits or inspections, or other written reports concerning environmental, health or safety issues, pertaining to any property or business currently or formerly owned, leased or operated by the Company or any Subsidiary that are in the Company's possession or control have been provided to Parent; and (vi) neither the Company nor any Subsidiary has knowingly released any person or entity from any claim, liability or responsibility under any Environmental Law nor has it knowingly waived any rights concerning any claims under any Environmental Law.

         (c) For purposes of this Agreement:

                (i) "ENVIRONMENTAL LAWS" means any and all applicable international, federal, state, or local laws, statutes, ordinances, regulations, policies, rules, judgments, orders, court decisions, Environmental Permit, restrictions and licenses, which regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the health and safety of employees; or impose liability or responsibility with respect to any of the foregoing, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.)("CERCLA"), or any other law of similar effect;

                (ii) "ENVIRONMENTAL PERMITS" means any material permit, license, authorization or approval required under applicable Environmental Laws; and

                (iii)  "HAZARDOUS  SUBSTANCES"  means any  pollutant,  chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

         SECTION 3.13 REAL PROPERTY AND LEASED PROPERTY.

         (a) Section 3.13(a) of the Company Letter sets forth a complete list of all real property currently owned by the Company or any of its Subsidiaries (the "REAL PROPERTY") and all real property formerly owned by the Company or any of its Subsidiaries. Except as set forth in Section 3.13(a) of the Company Letter, the Company or one of its Subsidiaries has good, valid and marketable title to the Real Property, free and clear of all liens, claims, restrictions, mortgages and encumbrances ("ENCUMBRANCES"), other than Permitted Encumbrances (as defined below), except in all cases where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, the term "PERMITTED ENCUMBRANCES" means (i) those Encumbrances set forth in Section 3.13(a) of the Company Letter,
(ii) Encumbrances, including, without limitation, by easements, granted in favor of any Governmental Entity or utility company for the customary provision of utilities and services to the Real Property or any improvements thereon, (iii) Encumbrances for water and sewage charges and current taxes not yet due and payable or being contested in good faith, (iv) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar Encumbrances arising or incurred in the ordinary course of business, (v) Encumbrances arising or resulting from any action taken by Parent or Merger Subsidiary, or (vi) such other Encumbrances which, together with the Encumbrances set forth under clauses
(ii) to (v) above, are not substantial in amount, do not materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice.

         (b) Set forth in Section 3.13(b) of the Company Letter is a correct and complete list of all Company Agreements under which the Company or any Subsidiary is a lessee ("LEASED PROPERTY"). The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such Company Agreements, all of such Company Agreements are valid and none of them is in default under any such lease, except for any matters otherwise covered by this sentence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (c) The Company and each of its Subsidiaries have obtained all appropriate licenses, permits, easements and rights of way required to use and operate the Real Property in the manner in which the Real Property and Leased Property currently are being used and operated, except for such licenses, permits, easements or rights of way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.14 INTELLECTUAL PROPERTY.

         (a) Except as disclosed in Section 3.14(a) of the Company Letter, the Company and each Subsidiary have exclusive ownership of and title to each issued patent, pending patent application, registered trademark, registered trade name, registered service mark and registered copyright owned or used in and material to the business of the Company and its Subsidiaries taken as a whole (collectively, the "REGISTERED INTELLECTUAL Property"), and to the knowledge of the Company, the Company and each Subsidiary has exclusive ownership of and rights to use each material patent application, unregistered trademark, trademark application, unregistered trade name, unregistered service mark, unregistered copyright and other trade secret or other proprietary intellectual property (the "OTHER INTELLECTUAL PROPERTY" and collectively with the Registered Intellectual Property, the "INTELLECTUAL PROPERTY") owned by or used in and material to the business of the Company and its Subsidiaries taken as a whole.

         (b)    Except as set forth in Section  3.14(b) of the  Company  Letter:
(i) to the knowledge of the Company, the current use by the Company and each Subsidiary of such Intellectual Property does not infringe upon the rights of any other Person; (ii) to the knowledge of the

Company, no other Person is infringing upon the rights of the Company or any Subsidiary in any such Intellectual Property; (iii) no written claim of invalidity or conflicting ownership rights with respect to any Intellectual Property has been made by a third party and no such Intellectual Property is the subject of any pending or, to the Company's knowledge, threatened action, suit, claim, investigation, arbitration or other proceeding; (iv) no person or entity has given written notice to the Company or any Subsidiary that the use of any Intellectual Property by the Company, any Subsidiary or any licensee is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or that the Company, any Subsidiary or any licensee has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how; (v) the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, or publishing of any process, machine, manufacture or product related to any Intellectual Property, does not and will not infringe any domestic or foreign patent, trademark, service mark, trade name, copyright or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party; and (vi) there exists no prior act or current conduct or use by the Company, any Subsidiary or, to the Company's knowledge, any third party that would void or invalidate any Intellectual Property; and except in the case of clauses (iii), (iv), (v) and
(vi) for any matter otherwise covered by such clauses which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 3.15 CONTRACTS.

         (a) Except as disclosed in Section 3.15(a) of the Company Letter or filed as exhibits to the SEC Documents, none of the Company Agreements (i) is material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or is otherwise a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC); (ii) involves aggregate expenditures in excess of $250,000; (iii) involves annual expenditures in excess of $50,000 and is not cancelable within one year; (iv) contains any non-compete or exclusivity provisions with respect to any material line of business or material geographic area with respect to the Company, any Subsidiary or any of the Company's current or future affiliates, or which restricts the conduct of any material line of business by the Company, any Subsidiary or any of the Company's current or future affiliates, or any geographic area in which the Company, any Subsidiary or any of the Company's current or future affiliates may conduct business, in each case in any material respect, or (v) could prohibit or materially delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement or any Ancillary Agreement. Each of the Company Agreements is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no defaults (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a default) on the part of the Company or its Subsidiaries, nor to the Company's knowledge, on the part of third parties, under the Company Agreements, except those defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       (b) Except as disclosed in Section 3.15(b) of the Company Letter or filed as exhibits to the SEC Documents, none of the Company or any Subsidiary is a party to or bound by any Company Agreement any of the benefits to any party of which will be increased, or the vesting of the benefits to any party of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, the Voting Agreements or any other Ancillary Agreement or the value of any of the benefits to any party of which will be calculated on the basis of any of the transactions contemplated by this Agreement, the Voting Agreements or any other Ancillary Agreement.

       (c) With respect to each Government Contract (as defined below) to which the Company or any of its Subsidiaries is a party or Bid (as defined below): (i) the Company or its Subsidiary that is a party to such Government Contract or Bid has complied with all material terms and conditions and all applicable requirements of statute, rule, regulation, order or agreement, whether incorporated expressly, by reference or by operation of law; (ii) all representations and certifications were current, accurate and complete in all material respects when made, and the Company or its Subsidiary has complied with all such representations and certifications; (iii) no allegation has been made, either orally or in writing, that the Company or its Subsidiary that is a party to such Government Contract or Bid is in breach or violation of any statutory, regulatory or contractual requirement; (iv) no termination for convenience, termination for default, cure notice or show cause notice has been issued and received by the Company or any Subsidiary; (v) no material cost incurred by the Company or one of its Subsidiaries or one of their respective subcontractors has been questioned or disallowed; and (vi) no money due to the Company or one of its Subsidiaries has been (or has threatened to be) withheld or set off.

       (d) Neither the Company, any of its Subsidiaries or any of their current or, to the Company's knowledge, former employees is (or for the last three years has been) (i) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission regarding a Government Contract or Bid, or (ii) suspended or debarred from doing business with the U.S. Government or any state or local government or declared non-responsible or ineligible for government contracting. Neither the Company nor any of its Subsidiaries has made a voluntary disclosure to any U.S. Government, state or local government entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Bid. The Company does not have knowledge of any circumstances that would warrant the institution of suspension or debarment proceedings or the finding of non-responsibility or ineligibility on the part of the Company or one of its Subsidiaries or any of the current employees in the future.

       (e) Neither the U.S. Government, any state or local government nor any prime contractor, subcontractor or vendor has asserted in writing any claim or initiated any dispute proceeding against the Company or any of its Subsidiaries or one of their current employees, nor has the Company or one of its Subsidiaries asserted any claim or initiated any dispute proceeding, directly or indirectly, against any such party, concerning any Government Contract or Bid. The Company has no knowledge of any facts upon which such a claim or dispute proceeding may be based.

       (f) For purposes of this Section 3.15, the following terms shall have the following meanings:

              (i) "BID" means any quotation, bid or proposal by the Company or any of its Subsidiaries which, if accepted or awarded, would lead to a contract with the U.S. Government or any other entity, including a prime contractor or a higher tier subcontractor to the U.S. Government, for the design, manufacture or sale of products or the provision of services by the Company or one of its Subsidiaries;

              (ii) "GOVERNMENT CONTRACT" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, change order, arrangement or other commitment of any kind relating to the business of the Company or one of its Subsidiaries between the Company or one of its Subsidiaries and (x) the U.S. Government, (y) any prime contractor to the U.S. Government or (z) any subcontractor with respect to any contract described in clause (x) or (y).

              (iii)  "U.S.   GOVERNMENT"  means  the  United  States  government
       including any and all agencies, commissions, branches, instrumentalities and departments thereof.

       SECTION 3.16 COMPLIANCE WITH LAWS. Except for laws, rules and regulations relating to tax matters, ERISA compliance, environmental matters and intellectual property (which are exclusively provided for in Sections 3.9, 3.11,
3.12 and 3.14 hereof, respectively), the operations of the business of the Company and its Subsidiaries as currently conducted are not in violation of, nor is the Company or any of its Subsidiaries in default under, or violation of, any federal, state or local law, statute, regulation, license or permit or any order, judgment or decree of any Governmental Entity to or by which the Company or any of its Subsidiaries or any of their assets or properties are bound or affected, except for such violations or defaults as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have been duly granted all authorizations, licenses, permits, certificates, approvals and clearances necessary for the Company and its Subsidiaries to own, lease and operate their properties or to carry on their respective businesses substantially in the manner described in the SEC Documents filed prior to the date hereof and as currently conducted, except those the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       SECTION 3.17 INSURANCE COVERAGE. The Company and each of its Subsidiaries have policies of insurance and bonds with reputable insurers in such amounts and of the type reasonably appropriate for the conduct of the business or ownership and operation of the assets of the Company and its Subsidiaries and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company and its Subsidiaries
(taking into account the cost and availability of such insurance). All such policies are in full force and effect, all premiums due and payable have been paid, and no written notice of cancellation or termination has been received with respect to any such policy. Except as disclosed in Section 3.17 of the Company Letter, there is no material claim pending under any of such policies or bonds as to which coverage has been denied or disputed in writing by the underwriters of such policies or bonds and which denial or dispute is likely to be adversely determined to the Company and its Subsidiaries, and which if so adversely determined, in whole or in part, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

       SECTION 3.18  PERSONNEL; LABOR RELATIONS.

       (a) Except as disclosed in Section 3.18(a) of the Company Letter, (i) neither the Company nor any Subsidiary is the subject of any action, arbitration, governmental or other examination or investigation, hearing, administrative or other proceeding asserting that the Company or any Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel the Company or any Subsidiary to bargain with any labor organization as to wages or conditions of employment which if adversely determined, individually or in the aggregate with other such proceedings so adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any Subsidiary is party to any collective bargaining agreement,
(iii) there is not any strike or other labor dispute involving the Company or any Subsidiary pending or, to the Company's knowledge, threatened, or any activity involving any of their respective employees seeking to certify a collective bargaining unit or engaging in any other labor organizing activity, and (iv) since January 1, 2000, neither the Company nor any Subsidiary has effected (A) a plant closing affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary or (B) a mass layoff affecting any site of employment or facility or operating unit within any site of employment or facility of the Company or any Subsidiary, nor has the Company or any Subsidiary engaged in layoffs or employment terminations sufficient in number to trigger application of the Worker Adjustment and Retraining Notification Act (the "WARN ACT") or of any state or local law equivalent to the WARN Act. For the purposes of this
Section 3.18, "plant closing," "mass layoff," "site of employment," "operating unit" and "employment loss" shall have the meanings ascribed to such terms in the WARN Act or the implementing regulations thereof, or any state or local law equivalent to the WARN Act. None of the Company or any Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice).

       (b) The Company has identified in Section 3.18(b) of the Company Letter and has made available to Parent true and complete copies of (i) all severance and employment agreements with directors, officers or employees of or consultants to the Company or any Subsidiary; (ii) all severance programs and policies of each of the Company and each Subsidiary with or relating to its employees; and (iii) all plans, programs, agreements and other arrangements of the Company and each Subsidiary with or relating to its directors, officers, employees or consultants which contain change in control provisions. Except as set forth in Section 3.18(b) of the Company Letter, none of the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute or otherwise) becoming due to any director or any employee of the Company or any Subsidiary or affiliate from the Company or any Subsidiary or affiliate under any Company Benefit Plan or otherwise, (ii) significantly increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits. No individual who is a party to an employment agreement listed in Section 3.18(b) of the Company Letter or any agreement incorporating change in control provisions with the Company or its Subsidiaries has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that has given, or could give, rise to a severance obligation on the part of the Company under such agreement. Section 3.18(b) of the Company Letter sets forth the Company's best estimates of the amounts payable to the executives listed therein, as a result of the transactions contemplated by this Agreement, any Ancillary Agreement and/or any subsequent employment termination (including any cash-out or acceleration of options and restricted stock and any "gross-up" payments with respect to any of the foregoing), based on compensation data applicable as of the date of such Company Letter and the assumptions stated on that Company Letter.

       SECTION 3.19 BROKERS AND FINDERS. No broker, finder or investment banker, other than the Legacy and Quarterdeck Investment Partners, LLC (the "Company Financial Advisor"), is entitled to any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. The Company has previously provided Parent with a true and complete copy of each agreement between the Company and each of Legacy and the Company Financial Advisor pursuant to which such firms would be entitled to any payment in connection with the Mergers or any other transaction contemplated by this Agreement, the Voting Agreements or any other Ancillary Agreement.

       SECTION 3.20 OPINION OF LEGACY. Legacy has delivered to the Board of Directors its written opinion, dated the date hereof, that the Merger Consideration to be received by the holders of Shares pursuant to the Mergers is fair to such holders of Shares from a financial point of view.

       SECTION 3.21 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote, if any, of the holders of any class or series of capital stock or other equity interests of the Company or the DSS Cleared Company necessary to approve the Mergers.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

       Parent and Merger Subsidiary, jointly and severally, hereby represent and warrant to the Company and the DSS Cleared Company as follows:

       SECTION 4.1   ORGANIZATION AND POWER.

       (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder, and to own, operate and lease its properties and to carry out its business as it is now being conducted.

       (b) Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of its formation. Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement, and all other documents and instruments to be executed and delivered by it in connection herewith, and to carry out its obligations hereunder and thereunder. Merger Subsidiary is a wholly-owned subsidiary of Parent, has been organized solely for the purpose of consummating the Mergers has conducted no business or operations of any nature and has incurred no obligations or liabilities other than those created by or in connection with this Agreement.

       SECTION 4.2 AUTHORIZATION. The execution and delivery of this Agreement and all other documents and instruments to be executed and delivered by Parent and Merger Subsidiary in connection herewith, and the due consummation by Parent and Merger Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary and no other corporate proceedings on the part of Parent or Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement constitutes (and each document and instrument contemplated by this Agreement, when executed and delivered in accordance with the provisions hereof, will constitute) a valid and legally binding agreement of each of Parent and Merger Subsidiary, enforceable against them in accordance with its terms.

       SECTION 4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby or in connection herewith, including, without limitation, the financing thereof, do not and will not constitute a conflict with, breach or violation of or default (or an event which with notice or lapse of time or both would become a default) under (i) Parent's Certificate of Incorporation or By-Laws, as amended to date; (ii) Merger Subsidiary's Articles of Incorporation or By-laws, as amended to date; (iii) any agreement, instrument, license, franchise or permit to which Parent or Merger Subsidiary is subject or by which Parent or Merger Subsidiary is bound; (iv) any statute, administrative regulation, order, writ, injunction, decree or arbitration award to which Parent or Merger Subsidiary is subject or by which Parent or Merger Subsidiary is bound; or (v) any statutory or decisional law (or any duty or obligation thereunder, derived therefrom or related thereto), rule or regulation to which Parent, Merger Subsidiary, their respective officers, directors or affiliates is subject or to which such Person is bound except, in the case of clauses (iii), (iv) and (v) for any matter otherwise covered by such clauses which (x) would not reasonably be expected to prevent or materially delay consummation of the Mergers or otherwise prevent or materially delay performance by Parent or Merger Subsidiary of their material obligations under this Agreement or any agreement executed and delivered by them in connection herewith, or (y) are not material to Merger Subsidiary or Parent.

       SECTION 4.4 CONSENTS AND APPROVALS. Except for filings, approvals or consents required by (i) the Secretary of State of the State of Delaware; (ii) the Exchange Act; and (iii) such other statutes, rules or regulations which may require registrations, authorizations, consents or approvals relating to matters that, in the aggregate, are not material to Merger Subsidiary or Parent, neither Parent nor Merger Subsidiary is required to submit any notice, report, registration, declaration or other filing with or obtain any consent, approval or authorization from any Governmental Entity or third party in connection with the execution and delivery by Parent or Merger Subsidiary of this Agreement or the consummation of the transactions contemplated hereby.

       SECTION 4.5 FINANCING OF THE MERGERS. Parent and Merger Subsidiary have, or will have at the Effective Time, the funds necessary to consummate the Mergers.

       SECTION 4.6 FINDER'S FEES. No broker, finder, investment banker or other Person or entity, other than Hoak Breedlove Wesneski & Co., whose compensation will be paid by Parent, is entitled, in connection with the transactions contemplated hereby, to any broker's commission, finder's fee, investment banker's fee or similar payment from Parent, Merger Subsidiary or the Company based upon arrangements made by or on behalf of Parent or Merger Subsidiary.

       SECTION 4.7 DISCLOSURE. The information with respect to Parent or Merger Subsidiary or any of their Subsidiaries that either of them furnishes to the Company specifically for use in the Proxy Statement and any other related filings, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

       SECTION 4.8 INTERESTED STOCKHOLDER. At no time during the three (3) years prior to the date of this Agreement has Parent, Merger Subsidiary, or any of their respective affiliates or associates been an "interested stockholder" of the Company within the meaning of, and as defined in, Section 203 of the Delaware Law.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

       SECTION 5.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, from the date hereof until the Effective Time, without the prior written approval of Parent, which approval shall not be unreasonably withheld, delayed or conditioned, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do or agree to do, any of the following:

       (a) conduct the business of the Company and its Subsidiaries in a manner other than in the ordinary and usual course and each of the Company and its Subsidiaries shall, subject to the other restrictions contained in this Agreement, use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business associates;

       (b) directly or indirectly, (i) except upon exercise of Options or other rights to purchase Shares outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it; (ii) amend its or any of its Subsidiaries' Certificate of Incorporation or By-laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock, or authorize or create a new class of capital stock, of any of the Subsidiaries of the Company;

       (c) other than the payment of dividends or other distributions by Subsidiaries to the Company or to other Subsidiaries: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, with respect to its capital stock or enter into any agreement with respect to the voting of its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire (or stock appreciation rights with respect to), capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Options outstanding on the date hereof; (iii) except as disclosed in Section 5.1(c) of the Company Letter, transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets having a value in excess of $250,000 (or authorize any of the foregoing), other than pursuant to existing contracts or commitments or the sale or purchase of goods in the ordinary course of business consistent with past practice, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice; or (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

       (d) except as disclosed in Section 5.1(d) of the Company Letter, make any change in the compensation payable or to become payable to any of its officers, directors, agents or consultants, or to Persons providing management services, provided that changes in compensation payable to other employees may be made in the ordinary course of business consistent with past practice (provided individual increases in employee compensation do not exceed 5% per annum), enter into or amend any employment, severance, consulting, termination or other employment-related agreement, arrangement or Benefit Plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Benefit Plan or otherwise, other than the hiring of non-management personnel in the ordinary course of business each having an annual salary not in excess of $75,000;

       (e) except (i) pursuant to Benefit Plans existing at the date hereof, or as disclosed in Section 3.11(a) of the Company Letter, (ii) as required by any law, rule or regulation of any Governmental Entity, (iii) as disclosed in
Section 5.1(e) of the Company Letter, and (iv) pursuant to Section 2.4 hereof, pay or make, or amend or agree to amend any Benefit Plan, agreement or arrangement existing at the date hereof to provide for any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing Benefit Plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, adopt or pay, grant, issue, accelerate, or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present;

       (f) modify, amend or terminate any material Company Agreement or waive, release or assign any material rights or claims, except in each case in the ordinary course of business consistent with past practice;

       (g) cancel or terminate any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payable payee without notice to Parent;

       (h) (i) except in the ordinary course of business under lines of credit in existence on the date hereof, incur or assume any indebtedness, in each case for borrowed money, in a principal amount in excess of $250,000 in the aggregate for the Company and its Subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person (other than, with respect to (x) the Company, any Subsidiary or (y) any Subsidiary, the Company or any other Subsidiary) except in the ordinary course of business or make any loans, advances or capital contributions to, or investments in, any other Person (other than, with respect to (1) the Company, any Subsidiary or (2) any Subsidiary, the Company or any other Subsidiary), except for any such matter undertaken in the ordinary course of business consistent with past practice PROVIDED, in any event, that such obligations, loans, advances, contributions or investments do not exceed $50,000 individually and $250,000 in the aggregate;
(iii) make any commitments for, or make or authorize any, capital expenditures other than in amounts less than $150,000 individually and $500,000 in the aggregate other than as disclosed in Section 5.1(h) of the Company Letter or
(iv) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof or any assets, except in the ordinary course of business consistent with past practice;

       (i) (i) change any of the accounting methods, policies or procedures used by it unless required by GAAP or (ii) except as required by applicable law, make any Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method unless required by applicable law, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment;

       (j)    (i)    pay,  discharge  or  satisfy  any  claims,  liabilities  or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business or any such payment, discharge or satisfaction that the Company or any of its Subsidiaries is required to make by any law, rule or regulation of any Governmental Entity or by any contractual obligation not prohibited by this
Section 5.1, PROVIDED such payment, discharge or satisfaction does not exceed $250,000 in the aggregate (ii) pre-pay any long-term debt, except in the ordinary course of business in an amount not to exceed $250,000 in the aggregate for the Company and its Subsidiaries taken as a whole, (iii) accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice, (iv) except as disclosed in Section 5.1(j) of the Company Letter, delay or accelerate payment of any account payable or in advance of its due date or the date such liability would have been paid in the ordinary course of business consistent with past practice, or (v) vary the inventory practices of the Company or its Subsidiaries in any material respect from past practices;

       (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Mergers);

       (l) (i) knowingly take, or agree to commit to take, any action that would reasonably be expected to result in any of the conditions to the Mergers not being satisfied, or that would give rise to a right of termination of this Agreement for Parent or Merger Subsidiary pursuant to Section 8.1 hereof or (ii) enter into any agreement or take any other action that would present a material risk of delaying the Mergers or that would require a consent of a third party for the consummation of the Mergers;

       (m) enter into any agreement that would have the effect of subjecting Parent, the Surviving Corporation or any of their affiliates to any non-compete or other material restrictions on their respective businesses following the Closing;

       (n)    waive,   release,   assign,  settle  or  compromise  any  material
litigation or arbitration;

       (o) write up, write down or write off the book value of any assets, individually or in the aggregate, for the Company and its Subsidiaries taken as a whole, in excess of $150,000, except for depreciation and amortization in accordance with GAAP consistently applied and except for the write down of obsolete inventory in the ordinary course of business;

       (p) take any action to exempt or make not subject to (A) the provisions of Section 203 of the Delaware Law, or (B) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Parent, Merger Subsidiary and any subsidiaries of Parent) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

       (q) except to the extent disclosed in Section 5.1(q) of the Company Letter, (i) effect a plant closing or mass layoff affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Subsidiary without the prior written consent of Parent or (ii) terminate more than forty-nine (49) employees within a site of employment or facility of the Company or any Subsidiary or operating unit within a site of employment or facility or operating unit of the Company or any Subsidiary without providing prior written notice to Parent. For the purposes of this Section 5.1(q), "plant closing," "operating unit," and "employment loss" shall have the meanings ascribed to such terms in Section 3.18 of this Agreement; and

       (r) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize any of the foregoing.

       SECTION 5.2 TAKEOVER PROPOSALS. The Company agrees that it will, and that it will cause the officers, directors, investment bankers, attorneys, accountants, employees and other agents or representatives of the Company and its Subsidiaries (collectively, the "COMPANY

REPRESENTATIVES") to, immediately cease and cause to be terminated any existing discussions or negotiations, if any, with any Person conducted heretofore with respect to any possibility or consideration of making a Takeover Proposal (as defined below), and will promptly request that all confidential information furnished on behalf of the Company with respect thereto be returned. The Company shall notify Parent promptly (and in any event within one (1) business day) in writing if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company, any of its Subsidiaries or any Company Representatives, in each case in connection with any Takeover Proposal including the identity of the Person and its affiliates making such proposal, inquiry or offer and any information requested from it or of any negotiations or discussions being sought to be initiated with it, and shall furnish to Parent a written summary of the material terms and conditions of any such proposal, inquiry or offer. The Company agrees that it shall keep Parent fully informed promptly of any developments in the status and terms of any of the foregoing. As used in this Agreement, "TAKEOVER PROPOSAL" shall mean any offer or proposal (other than the Mergers) concerning any (i) tender or exchange offer involving more than 20% of the Shares, (ii) merger, consolidation, recapitalization, restructuring or other business combination or similar transaction involving the Company or any of its Subsidiaries, (iii) issuance, sale or other disposition (including by way of merger, consolidation, business combination, share exchange, joint venture or similar transaction) of Shares or other equity interests representing 20% or more of the voting power of the Company, (iv) sale, lease or disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets representing 20% or more of the consolidated assets, revenues or net income of the Company and its Subsidiaries, or (v) combination of any of the foregoing.

       SECTION 5.3   NO SOLICITATION.

       (a) The Company will not, nor will it authorize or permit the Company Representatives to, directly or indirectly: (i) encourage (including by way of furnishing non-public information), initiate, participate in, or solicit any offer or proposal which constitutes any Takeover Proposal; (ii) in the event of an unsolicited Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information to, any Person (other than Parent, any of its affiliates or representatives) relating to or in connection with any Takeover Proposal; or (iii) enter into any agreement with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by this Agreement.

       (b) Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a customary confidentiality agreement (the terms or provisions of which are no more favorable to such Person than the terms or provisions with respect to Parent and Merger Subsidiary pursuant to the Confidentiality Agreement, dated November 6, 2002, between an affiliate of Parent and the Company Financial Advisor on behalf of the Company (the "CONFIDENTIALITY Agreement")), and may discuss and negotiate and participate in discussions and negotiations with such Person concerning a Takeover Proposal only if (i) such Person has made a Superior Proposal and (ii) the Board of Directors determines in good faith, after receiving advice from outside legal counsel to the Company, that the failure to provide such information or to engage in such discussions or negotiations would constitute a breach of the fiduciary obligations of the Board of Directors to the Company's stockholders. A "SUPERIOR PROPOSAL" shall mean a bona fide Takeover Proposal made by a third party which was not solicited in violation of this Agreement by the Company, any of its Subsidiaries, or any Company Representative or affiliate of the Company, and which, in the good faith judgment of the Board of Directors, taking into account the various legal, financial and regulatory aspects of the Takeover Proposal and the Person making such Takeover Proposal, (x) if accepted, would be capable of being consummated by such third party without a financing contingency, and (y) if accepted would, based upon the written opinion of Legacy, result in a transaction that is more favorable to the Company's stockholders, from a financial point of view, than the Mergers. The Company shall promptly, and in any event within one (1) business day following any determination by the Board of Directors that a Takeover Proposal (or any amendment thereto) is a Superior Proposal, notify Parent in writing ("NOTICE OF SUPERIOR PROPOSAL") of such determination of the same, which notice shall include the identity of the bidder and a reasonable summary of the terms and conditions of the Superior Proposal or, if a Superior Proposal is amended, the terms and conditions as so amended. If Parent does not, within three (3) business days after Parent's receipt of a Notice of Superior Proposal or of any such notice with respect to any amended proposal, make an irrevocable written offer or enter into a definitive written agreement amending this Agreement to provide for a transaction which the Board of Directors has determined in its judgment (after receiving the advice of Legacy) to be at least as favorable to the Company's stockholders as the Superior Proposal, the Company, by action of its Board of Directors, may terminate this Agreement pursuant to and in accordance with clause (iv) of Section 8.1(f) and enter into an agreement with respect to a Superior Proposal.

       (c) Neither the Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Merger Subsidiary, the approval or recommendation by the Board of Directors or any such committee of the Mergers and the adoption and approval of this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal. Nothing contained in this Section 5.3(c) shall prohibit the Company (x) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal (provided that the Board of Directors shall not withdraw or modify in an adverse manner its approval or recommendation of the Mergers or this Agreement except as set forth below) or (y) in the event that a Superior Proposal is made and the Board of Directors determines in good faith, after receiving advice from outside counsel, that it would otherwise constitute a breach of the fiduciary obligations of the Board of Directors to the Company's stockholders, from withdrawing or modifying its recommendation of the Mergers prior to the Special Meeting; PROVIDED that such withdrawal or modification cannot be made earlier than three (3) business days following the day of delivery of written notice to Parent of its intention to do so, and, PROVIDED FURTHER, that such withdrawal or modification can only be made if the Company is in compliance with all other provisions of this Agreement. Any such withdrawal or modification shall not change the approval of the Board of Directors for purposes of causing Section 203 of the Delaware Law to be inapplicable to the Mergers and the Voting Agreements. Nothing contained in this Section 5.3(c) shall affect the Company's obligations under Section 6.1(a) to hold and convene the Special Meeting and to submit this Agreement and the Mergers for adoption and approval.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

       SECTION 6.1   SPECIAL   MEETING;   PROXY   STATEMENT.    As  promptly  as
practicable following the date of this Agreement, the Company shall:

       (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "SPECIAL Meeting") for the purpose of obtaining the necessary approvals of the Mergers and this Agreement by the stockholders of the Company;

       (b) prepare and, after consultation with and review by Parent and its outside counsel, file with the SEC a preliminary proxy statement relating to the Mergers and this Agreement and use its reasonable best efforts (i) to obtain and furnish the information required to be included by the SEC in such proxy statement and, after consultation with and review by Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and promptly cause a definitive proxy (the "PROXY STATEMENT") to be mailed to its stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy material and, if required in connection therewith, resolicit proxies; PROVIDED, that no such amended or supplemental proxy material will be mailed by the Company without consultation with and review by Parent and its outside counsel (which review shall not be unreasonably delayed) and (ii) to obtain the necessary adoption and approval of this Agreement and the Mergers by the stockholders of the Company;

       (c) include in the Proxy Statement the fairness opinion of Legacy, as described in Section 1.8 of this Agreement, and the recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Mergers and the adoption of this Agreement, unless a Superior Proposal is made and the Board of Directors determines, in accordance with Section 5.3(c) of this Agreement, that including the recommendation would constitute a breach of the fiduciary obligations of the Board of Directors to the Company's stockholders; PROVIDED, HOWEVER, that the Company agrees that its obligations under Section 6.1(a) to hold and convene the Special Meeting and to submit this Agreement and the Mergers for adoption and approval shall not be affected by a determination by the Board of Directors that it cannot make such recommendation to the Company's stockholders;

       (d) promptly notify Parent of the receipt of any comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary proxy statement or the Proxy Statement or for additional information, and will promptly supply Parent and its outside counsel with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary proxy statement, the Proxy Statement or the Mergers;

       (e) promptly notify Parent of the receipt of any comments from the SEC with respect to the CVRs, supply Parent and its outside counsel with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the CVRs, consult with Parent prior to responding to such comments and permit Parent and its outside counsel to participate in any and all correspondence, discussions or communications with the SEC regarding the CVRs;

       (f) promptly inform Parent and its outside counsel if at any time prior to the Special Meeting, any event should occur that is required by applicable law to be set forth in an amendment of, or a supplement to, the Proxy Statement, in which case, the Company, with the cooperation and approval of and in consultation with Parent and its outside counsel, will, upon learning of such event, promptly prepare and mail such amendment or supplement; and (g) promptly correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect (and each of Parent and Merger Subsidiary, with respect to written information supplied by it specifically for use in the Proxy Statement, promptly shall notify the Company of any required corrections of such information and cooperate with the Company with respect to correcting such information) and to supplement the information contained in the Proxy Statement to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

       SECTION 6.2   MEETING  OF  STOCKHOLDERS  OF  THE  COMPANY.    Subject  to
Section 5.3 hereof, at the Special Meeting, the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Mergers and shall take all other action necessary or, in the reasonable opinion of Merger Subsidiary, advisable to secure any vote or consent of stockholders required by the Delaware Law or the Alabama Law to effect the Mergers. Merger Subsidiary agrees that it shall vote, or cause to be voted, in favor of the Mergers all Shares directly or indirectly beneficially owned by it.

       SECTION 6.3   ADDITIONAL AGREEMENTS.

       (a)    The Company and Parent shall use their  reasonable best efforts to
(i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any Regulatory Approvals required to be obtained or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including without limitation the Mergers, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (x) the Exchange Act, and any other applicable federal or state securities Laws, (y) the Exon-Florio Amendment and the HSR Act and (z) any other applicable law; PROVIDED, that the Company and Parent shall cooperate with each other in connection with (1) preparing and filing of the Proxy Statement and any other filings, (2) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, in connection with the consummation of the Mergers and (3) seeking any such actions, consents, approvals or waivers or making any such filings, including providing copies of all filed documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith; and PROVIDED,

FURTHER, that nothing in this Section 6.3 shall require Parent to agree to (A) the imposition of conditions, (B) the requirement of divestiture of assets or property or (C) the requirement of expenditure of money by Parent to a third party in exchange for any such consent. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable law (including all information) in connection with the transactions contemplated by this Agreement.

       (b) The Company shall give (or shall cause its Subsidiaries to give) any notices to third parties, and use, and cause its Subsidiaries to use, all reasonable best efforts to obtain (i) the consents under the Company Agreements set forth in Section 3.6(a) of the Company Letter (the "MATERIAL COMPANY CONSENTS"), and (ii) any other third party consents which are necessary, proper or advisable to consummate the transactions contemplated in this Agreement; PROVIDED, HOWEVER, with respect solely to (ii) above, the Company and Parent shall coordinate and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from third parties in connection with consummation of the Mergers. In the event the Company fails to obtain any of the foregoing consents, the Company shall use all reasonable efforts, and shall take any such actions reasonably requested by Parent, to minimize any adverse effect upon the Company, and its businesses resulting, or which would reasonably be expected to result after the consummation of the Effective Time, from the failure to obtain such consent.

       (c) From the date of this Agreement until the Effective Time, the Company shall promptly notify Parent in writing of any pending or, to the knowledge of the Company, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Mergers or any other transaction contemplated by this Agreement or the Voting Agreements or
(ii) seeking to restrain or prohibit the consummation of the Mergers or any other transaction contemplated by this Agreement or the Voting Agreements or otherwise limit the right of Parent or any subsidiary of Parent to own or operate all or any portion of the businesses or assets of the Company or any of its Subsidiaries, which, in either case, would reasonably be expected to have a Material Adverse Effect.

       SECTION 6.4   NOTIFICATION OF CERTAIN MATTERS.

       (a) The Company shall give prompt notice to Parent and Merger Subsidiary of the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause (i) any representation or warranty made by the Company or the DSS Cleared Company contained in this Agreement which is qualified as to Material Adverse Effect to be untrue or inaccurate at any time from the date hereof to the Effective Time, (ii) any other representation or warranty made by the Company or the DSS Cleared Company contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time (other than such untruth or inaccuracy which would not, individually or in the aggregate, have a Material Adverse Effect), (iii) any condition set forth in Section 7.1 or 7.3 to be unsatisfied at any time from the date hereof to the Closing Date or (iv) any failure on the part of the Company or the DSS Cleared Company to comply with or satisfy in any material respect any material covenant, condition or agreement to be complied with or satisfied by it hereunder.

       (b) Parent shall give prompt notice to the Company of the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be likely to cause (i) any representation or warranty made by Parent or Merger Subsidiary contained in this Agreement which is qualified as to materiality to be untrue or inaccurate at any time from the date hereof to the Effective Time,
(ii) any other representation or warranty made by Parent or Merger Subsidiary contained in this Agreement to be untrue or inaccurate in a material respect at any time from the date hereof to the Effective Time, (iii) any condition set forth in Section 7.1 or 7.2 to be unsatisfied at any time from the date hereof to the Closing Date or (iv) any failure on the part of the Parent or Merger Subsidiary to comply with or satisfy in any material respect any material covenant, condition or agreement to be complied with or satisfied by it hereunder.

       (c) The delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the right of such party to terminate this Agreement.

       SECTION 6.5   ACCESS; CONFIDENTIALITY.

       (a) Subject to any restrictions under applicable law, the Company shall continue to give (and shall cause each of its Subsidiaries to give) the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access for reasonable purposes in light of the transactions contemplated by this Agreement, during normal business hours during the period prior to the Closing Date to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document publicly filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) information regarding any material business development of the Company or any Subsidiary and all other information concerning its business, properties and personnel as Parent may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to waive any legal privilege by virtue of this Section 6.5. The Company shall use its reasonable best efforts to enter into an appropriate agreements with Parent to allow for disclosures under this Section 6.5(a) without waiving or otherwise relinquishing any applicable privileges. During this period, the Company will also consult with Parent on all matters outside the ordinary course of business relating to the Company's business and strategy. The Company expressly agrees that from the date hereof until the Closing Date, the Company will provide Parent and Merger Subsidiary with all documents, materials and information in the Company's possession or control pertaining to environmental matters concerning any current or previous Company owned, leased or operated property, facility, or business including compliance with and responsibility or liability under, any Environmental Laws or related to Hazardous Substances. The Company grants access to Parent to any of its currently owned, leased or operated properties, for environmental investigation, including invasive testing if reasonably warranted and recommended by a qualified consultant at the conclusion of a Phase I Environmental Audit; PROVIDED, HOWEVER, that Parent provide a written work plan for Company's prior review and approval for any such invasive work. Unless otherwise required by law and until the Closing Date, Parent and Merger Subsidiary shall hold any such information which is non-public information  in  confidence  and  shall  not  use  such  information  except  in accordance with, and shall otherwise abide by, the provisions of the Confidentiality Agreement. No investigation pursuant to this Section 6.5(a) shall affect any representation or warranty made by the Company hereunder.

       (b) Prior to the Closing, the Company and its accountants, counsel, agents and other representatives shall cooperate with Parent by providing information about the Company which is necessary for Parent and its accountants, agents, counsel and other representatives to prepare the Disclosure Documents. Notwithstanding the penultimate sentence of Section 6.5(a) hereof, Parent may disclose, or cause its representatives to disclose, and at the request of Parent, the Company shall and shall cause its Subsidiaries to disclose information concerning the Company and its Subsidiaries and their respective businesses, assets and properties, and the transactions contemplated by this
Agreement to prospective financing sources in connection therewith, provided that such financing sources agree to hold such information in confidence in accordance with, and shall otherwise abide by, the provisions of the Confidentiality Agreement.

       SECTION 6.6 PUBLICITY. The initial press release with respect to the execution of this Agreement shall be a joint press release in the form attached hereto as Exhibit 6.6. Thereafter, so long as this Agreement is in effect and subject to the other provisions of this Agreement, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Mergers, this Agreement or the other transactions contemplated hereby without the prior consent of the other party, except after receiving the advice of outside legal counsel, and after informing all the parties hereto, that such release or announcement is required by law or by any listing agreement with or rules of a national securities exchange or trading market. If so advised, Parent and the Company shall consult with each other before issuing, and provide each other the opportunity to comment upon, any such press release or other public statements with respect to such transactions.

       SECTION 6.7   DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

       (a) Until the Effective Time the Company shall keep in effect Article IX of its By-Laws, and thereafter for a period of six (6) years, the Surviving Corporation shall keep in effect in its Articles of Incorporation or By-Laws provisions which provides for indemnification and exculpation of the present or former officers, directors, employees and agents (the "INDEMNIFIED PERSON(S)") of the Company to the extent provided by Articles IX of the Company's By-laws on the date hereof.

       (b) The Parent shall maintain, or shall cause the Surviving Corporation to maintain, the Company's and its Subsidiaries existing officers' and directors' liability insurance ("D&O INSURANCE") covering those persons who are covered by the Company's D&O Insurance as of the date hereof or as of the Effective Time (the "COVERED Persons") for a period of one (1) year after the Effective Time and, for a period of five (5) years thereafter, shall maintain D&O Insurance for such Covered Persons through the D&O Insurance of an affiliate of Parent on terms used consistent with those applicable to other officers and directors covered under such D&O Insurance; PROVIDED, that the Surviving Corporation may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers (but without creating any gaps in coverage); PROVIDED, FURTHER, that the Surviving Corporation shall not in any event be required to pay an annual premium for the D&O Insurance in excess of 150% the last annual premium paid prior to the date of this Agreement, which premium the Company represents and warrants to be approximately $90,000.00; PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available for a cost not exceeding such amount. Each of Parent, Merger Subsidiary and the Company acknowledge and hereby agree that each of the Covered Persons is intended to be a third party beneficiary of the terms of this Section 6.7(b). The Surviving Corporation shall reimburse each Indemnified Person for his or her reasonable expenses in enforcing his or her rights under this Section 6.7, including reasonable attorneys fees, unless a court of competent jurisdiction shall determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Person in the manner contemplated hereby, is prohibited by applicable law.

       (c) If the Surviving Corporation or any successor or assign shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns thereof shall assume the obligations set forth in this Section 6.7; PROVIDED, HOWEVER, no such assignment or assumption shall relieve the Surviving Corporation (or any successor or assign) of its obligations set forth in (or imposed pursuant to) this Section 6.7.

       SECTION 6.8 EMPLOYEE BENEFITS. On and after the Effective Time, Parent agrees to cause the Surviving Corporation to arrange for each employee, director and officer of the Company and its Subsidiaries who was participating in any of the Benefit Plans of the Company or any Subsidiary immediately before the Effective Time and who remains an employee, director or officer of the Surviving Corporation after the Effective Time, to be eligible to participate in any counterpart benefit plans in which employees, directors and officers of the Surviving Corporation participate (the "COUNTERPART PLANS"), in accordance with the terms and conditions thereof, and if such Counterpart Plans exist, to provide that for purposes of eligibility, vesting and determination of level of benefits, but not accrual of or entitlement to benefits, such participants shall receive full credit for years of service with the Company and/or any Subsidiary and prior employers to the extent such service is taken into account under such Benefit Plans, PROVIDED that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under the applicable Benefit Plan immediately before the Effective Time. The Surviving Corporation shall give credit under those of its Counterpart Plans that are welfare benefit plans for all co-payments made, amounts credited toward deductibles and out-of-pocket maximums, and time accrued against applicable waiting periods, by employees and officers (in each case including their eligible dependents) of the Company and the Subsidiaries, to the extent given under the applicable Benefit Plan of the Company or any Subsidiary immediately before the Effective Time, and shall waive all pre-existing condition restrictions otherwise applicable to employees and officers of the Company or any Subsidiary under the Counterpart Plans that are welfare benefit plans in which employees and officers of the Company and any Subsidiary become eligible to participate on or following the Effective Time, but only to the extent restrictions were not applicable to the relevant participant under the applicable Benefit Plan immediately prior to the Effective Time. Notwithstanding anything to the contrary herein, the Stock Plans of the Company will not be continued after, and shall be terminated as of, the Effective Time.

       SECTION 6.9 MERGER SUBSIDIARY COMPLIANCE. Parent shall cause Merger Subsidiary to timely perform and comply with all of its obligations under or related to this Agreement, including, without limitation, all obligations in or with respect to the Mergers.

       SECTION 6.10  REASONABLE BEST EFFORTS.

       (a) Prior to the Closing, upon the terms and subject to the terms, provisions and conditions of this Agreement, Parent, Merger Subsidiary, the Company and the DSS Cleared Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

       (b) No party shall willfully perform any act which if performed, or willfully omit to perform any act which if omitted to be performed, would prevent or excuse the consummation of the Mergers.

       SECTION 6.11  TAXES.

       (a) Parent, Great Universal and the Company and its Subsidiaries shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, its Subsidiaries and Great Universal agree (i) to retain all books and records with respect to Tax matters pertinent to each of the Company and its Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, (ii) to deliver or make available to Parent, within sixty (60) days after the Closing Date, copies of all such books and records, and (iii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and its Subsidiaries or Great Universal, as the case may be, shall allow the other party to take possession of such books and records. Parent and Great Universal further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

       (b) All transfer, documentary, sales, use, stamp, registration and other substantially similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (collectively, "TRANSFER TAXES") shall be borne by Great Universal and Parent equally.

       (c) The Company shall have delivered to Parent a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury
Regulations  Section   1.897-

2(h)(2) and in form and substance reasonably acceptable to Parent along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing.

                                  ARTICLE VII

                                   CONDITIONS

       SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or Merger Subsidiary, as the case may be, to the extent permitted by applicable law:

       (a) STOCKHOLDER APPROVAL. The Mergers and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares; and

       (b) NO RESTRAINTS. No statute, rule, regulation, order, decree, judgment, ruling or injunction shall have been instituted, pending, enacted or promulgated by any Governmental Entity or any court of competent jurisdiction which directly restrains or prohibits the consummation of the Mergers in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that each of the parties hereto shall have used reasonable efforts to prevent and appeal as necessary any of the foregoing.

       SECTION 7.2 CONDITIONS TO PARENT'S AND MERGER SUBSIDIARY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligations of Parent and Merger
Subsidiary to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent or Merger Subsidiary, as the case may be, to the extent permitted by applicable law:

       (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. (i) Each of the Company and the DSS Cleared Company shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing Date, (ii) each of the representations and warranties of each of the Company and the DSS Cleared Company made in this Agreement which is qualified as to materiality shall have been true and correct when made and shall be true and correct in all respects as of the Closing Date as if made on and as such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and (iii) each of the representations and warranties of each of the Company and the DSS Cleared Company made in this Agreement that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

       (b) ANCILLARY AGREEMENTS. Each of the Ancillary Agreements to which each of the Company and the DSS Cleared Company is or will be a party shall have been duly authorized, executed and delivered by each of the Company and the DSS Cleared Company and each of the Company and the DSS Cleared Company shall have performed or complied with each such Ancillary Agreement in all material respects.

       (c) MATERIAL ADVERSE EFFECT. Since the date hereof, there shall not have occurred any Material Adverse Effect or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       (d) CONSENTS. The Company shall have obtained each Material Company Consent, each of which is in full force and effect as of the Closing Date.

       (e) REGULATORY APPROVALS. All Regulatory Approvals, including in particular under Section 721 of the Defense Production Act of 1950, as amended, and the regulations and rules thereunder (the "EXON-FLORIO Amendment") shall have been obtained and shall be in full force and effect as of the Closing Date; PROVIDED that such Regulatory Approvals shall not impose terms or conditions which (i) restrain, prohibit or materially limit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any material portion of the business or assets of the Company (or the Surviving Corporation) and its (or the Surviving Corporation's) Subsidiaries, taken as a whole, or (ii) compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company (or the Surviving Corporation) and its (or the Surviving Corporation's) Subsidiaries, taken as a whole. Parent acknowledges that the requirement to enter into a special security agreement or voting trust agreement with respect to the Surviving Corporation shall not constitute a term or condition described in clauses (i) and (ii) above.

       (f) SECTION 280G WAIVERS. On or prior to the date hereof, the Company, the DSS Cleared Company and each Person to whom any payment or benefit is required or proposed to be made in connection or association with the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement that could constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) shall have executed and delivered a written waiver, in a form approved by Parent, of such Person's rights to receive such payment or benefit to the extent necessary to avoid treatment as an "excess parachute payment" (a "SECTION 280G WAIVER"), and each such Section 280G Waiver shall be in full force and effect as of the Closing Date.

       (g) INDEMNITY AGREEMENT. The Indemnity Agreement by and among the DSS Cleared Company, Great Universal and Parent shall have been duly authorized, executed and delivered by the DSS Cleared Company and Great Universal on or prior to the date hereof, shall be in full force and effect as of the Closing Date and neither the DSS Cleared Company nor Great Universal shall be in breach thereof.

       (h) COMPANY OFFICERS CERTIFICATE. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of the Company, certifying that the conditions set forth in Sections 7.2(a), (c), (d), (e) and (f) have been satisfied.

       SECTION 7.3 CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGERS. The obligation of the Company to effect the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable law:

       (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. (i) Each of Parent and Merger Subsidiary shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing Date, (ii) each of the representations and warranties of Parent and Merger Subsidiary made in this Agreement which is qualified as to materiality shall have been true and correct when made and shall be true and correct in all respects as of the Closing Date as if made on and as such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and (iii) each of the representations and warranties of Parent and Merger Subsidiary made in this Agreement that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

       (b) ANCILLARY AGREEMENTS. Each of the Ancillary Agreements to which Parent and Merger Subsidiary is or will be a party shall have been duly authorized, executed and delivered by Parent and Merger Subsidiary, as the case may be, and Parent and Merger Subsidiary, as the case may be, shall have performed or complied with each such Ancillary Agreement in all material respects.

       (c) PARENT OFFICERS CERTIFICATE. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of Parent, certifying that the condition set forth in Section 7.3(a) has been satisfied.

                                  ARTICLE VIII

                                   TERMINATION

       SECTION 8.1 TERMINATION. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective Time, whether before or after stockholder approval:

       (a) By mutual written consent of Parent and the Company, in each case acting through its board of directors; or

       (b) By either Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling (which order, decree or ruling the parties hereto shall use their best efforts to vacate), in each case permanently restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and non-appealable and shall not have resulted from a material breach of a representation, warranty or covenant by the terminating party; or

       (c) By either Parent or the Company, if at the Special Meeting, the stockholders of the Company reject or otherwise fail to adopt and approve this Agreement and the Mergers; or

       (d) By Parent if, without any material breach by Parent or Merger Subsidiary of its representations, warranties or obligations under this Agreement, the Closing shall not have occurred on or before the date which is six months from the date of this Agreement (the "OUTSIDE DATE"), PROVIDED, HOWEVER, that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if Parent shall have (i) failed to fulfill any obligation under this Agreement, which failure has been a principal cause of, or resulted in, the failure of any condition to the Closing to have been satisfied on or before such date, or (ii) otherwise materially breached this Agreement; or

       (e) By the Company if, without any material breach by the Company of its representations, warranties or obligations under this Agreement, the Closing shall not have occurred on or before the Outside Date, PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if the Company shall have (i) failed to fulfill any obligation under this Agreement, which failure has been a principal cause of, or resulted in, the failure of any condition to the Closing to have been satisfied on or before such date, or (ii) otherwise materially breached this Agreement; or

       (f) By the Company, if (i) Parent or Merger Subsidiary shall have breached in any material respect any material covenant or other agreement contained in this Agreement, (ii) any representation or warranty of Parent or Merger Subsidiary made in this Agreement which is qualified as to materiality shall fail to be true and correct in all respects when made or as if made at such time, (iii) any representation or warranty of Parent or Merger Subsidiary made in this Agreement which is not so qualified shall fail to be true and correct in all material respects when made or as if made at such time, or (iv) to allow the Company to enter into an agreement in accordance with Section 5.3(b) hereof with respect to a Superior Offer, but only after the Company has convened a Special Meeting pursuant to Section 6.1(a) and the Company's stockholders have rejected the Mergers and this Agreement, and after the Company fulfills its obligations under Section 8.2 hereof on or prior to such termination (provided that the Company's right to terminate this Agreement under this Section 8.1(f)(iv) shall not be available if the Company is then in breach of Section 5.2 or 5.3), in each case with respect to clauses (i), (ii) and
(iii), which breach or which failure to be true and correct cannot be or has not been cured within ten (10) business days of the receipt of written notice thereof; or

       (g) By Parent, if (i) either the Company or the DSS Cleared Company shall have breached in any material respect any material covenant or other agreement contained in this Agreement, (ii) any representation or warranty of either the Company or the DSS Cleared Company made in this Agreement which is qualified as to materiality shall fail to be true and correct in all respects when made or as if made at such time or (iii) any representation or warranty of either the Company or the DSS Cleared Company made in this Agreement which is not so qualified shall fail to be true and correct in all material respects when made or as if made at such time, in each case which breach or which failure to be true and correct cannot be or has not been cured within ten (10) business days of the receipt of written notice thereof; or

       (h) By Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Merger Subsidiary, or failed upon Parent's request to reconfirm, its approval or recommendation of the Mergers or this Agreement (or determined to do any of the foregoing), (ii) the Board of Directors shall have determined to accept, or shall have determined to recommend to the Company's stockholders that they approve, a Takeover Proposal, or the Company shall have entered into or shall have publicly announced its intention to enter into, a definitive written agreement or written agreement in principle providing for a Takeover Proposal or (iii) a tender offer or exchange offer that, if successful, would result in any Person or group becoming a beneficial owner of 20% or more of the outstanding Shares is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors fails to recommend against acceptance of such offer by the stockholders of the Company (including by taking no position or a neutral position with respect thereto); or

       (i) By Parent, if (i) either of the Voting Agreements shall cease to be in full force and effect or Great Universal is in material breach thereof; or
(ii) any Person (other than Parent, an affiliate of Parent or Great Universal) or group becomes the beneficial owner of 20% or more of the outstanding Shares.

       SECTION 8.2   EFFECT OF TERMINATION.

       (a)    In the event of  termination  of this  Agreement  as  provided  in
Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made.

       (b) In the event of termination of this Agreement by either the Company, on one hand, or Parent and Merger Subsidiary on the other hand, as provided in Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Subsidiary, the Company or the DSS Cleared Company, except (i) as set forth in Sections 8.2(c),
(d) or (e) hereof and (ii) nothing herein shall relieve Parent or Merger Subsidiary from liability for any breach of this Agreement or relieve any party from liability, or limit its liability, for any willful breach or willful misrepresentation hereunder, or prevent any party from asserting any equitable remedies available to it for such willful breach or willful misrepresentation.

       (c) (i) The Company shall pay to Parent an amount equal to Parent's and Merger Subsidiary's actual and reasonably documented out-of-pocket expenses (including without limitation, fees payable to all banks, investment banking firms and other financial institutions and their respective counsel, and all fees of counsel, accountants, financial printers, experts and consultants to Parent) not in excess of $1,000,000 (the "EXPENSE REIMBURSEMENT AMOUNT") if this Agreement is terminated for any of the following reasons:

                     (A) Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(c) and no Takeover Proposal shall have been received or made known to the Company prior to the date of termination (regardless of whether such Takeover Proposal has been publicly announced);

                     (B) Parent shall have terminated this Agreement pursuant to Section 8.1(g) or 8.1(i)(i) and no Takeover Proposal shall have been received or made known to the Company prior to the date of termination (regardless of whether such Takeover Proposal has been publicly announced); or

                     (C) Parent shall have terminated this Agreement pursuant to Section 8.1(d) or the Company shall have terminated this Agreement pursuant to Section 8.1(e), and a Takeover Proposal shall have been made known to the Company and not withdrawn prior to the date of termination (regardless of whether such Takeover Proposal has been publicly announced), PROVIDED, HOWEVER, if Parent terminates this Agreement pursuant to Section 8.1(d) where the failure of the Closing to occur by the Outside Date is due to the existence of a Material Adverse Effect caused by the action of the Parent or its affiliates, the Company shall not have any obligation to pay the Expense Reimbursement Amount.

              (ii) The Company shall pay Parent an amount equal to $1,800,000 (the "TERMINATION FEE") if the Agreement is terminated for any of the following reasons:

                     (A) Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(c) and either (1) a Takeover Proposal shall have been made and not withdrawn prior to the date of the Special Meeting or (2) a binding agreement with respect to a Takeover Proposal is entered into or the transactions constituting a Takeover Proposal are consummated within 9 months after such termination (the entering into a binding agreement with respect to, or the consummation of, a Takeover Proposal within such period, a "SUBSEQUENTLY ACCEPTED TAKEOVER PROPOSAL"), provided any amounts payable under this Section 8.2(c)(ii)(A) shall be less any amounts previously paid pursuant to Section 8.2(c)(i)(A) above;

                     (B) the Company shall have terminated this Agreement pursuant to Section 8.1(f)(iv);

                     (C) Parent shall have terminated this Agreement pursuant to Section 8.1(g) and either (1) a Takeover Proposal shall have been received or made known to the Company prior to the date of termination or (2) there is a Subsequently Accepted Takeover Proposal, provided any amounts payable under this Section 8.2(c)(ii)(D) shall be less any amounts previously paid pursuant to Section 8.2(c)(i)(B) above; or

                     (D) Parent shall have terminated this Agreement pursuant to Section 8.1(h).

                     (E) Parent shall have terminated this Agreement pursuant to Section 8.1(i) and a Takeover Proposal shall have been received or made known to the Company prior to the date of termination;
              provided any amounts payable under this Section 8.2(c)(ii)(E) shall be less any amounts previously paid pursuant to Section 8.2(c)(i)(B) above.

              (iii) Any Expense Reimbursement Amount or Termination Fee, as the case may be, shall be payable by the Company in accordance with the following:

                     (A) with respect to amounts payable under Sections 8.2(c)(i)(B), 8.2(c)(i)(C)(1), 8.2(c)(ii)(C)(1), 8.2(c)(ii)(D) or
              8.2(c)(ii)(E), not later than one (1) business day after the date of termination or, with respect to an Expense Reimbursement Amount, such later date as Parent presents to the Company its documented expenses;

                     (B) with respect to amounts payable under Sections 8.2(c)(ii)(A)(2), 8.2(c)(i)(C)(2) or 8.2(c)(ii)(C)(2), the earlier of the date the binding agreement with respect to the Subsequently Accepted Takeover Proposal is entered into or the transactions constituting the Subsequently Accepted Takeover Proposal are consummated; and

                     (C) with respect to amounts payable under Sections 8.2(c)(i)(A), 8.2(c)(ii)(A)(1) or 8.2(c)(ii)(B) on or prior to the date of termination or, with respect to an Expense Reimbursement Amount, such later date as Parent presents to the Company its documented expenses.

              (iv) Any Expense Reimbursement Amount or Termination Fee, as the case may be, shall be payable by wire transfer of immediately available funds to an account as Parent may designate in writing to the Company. Subject to Section 8.2(b) and the following sentence, upon payment of any Expense Reimbursement Amount or Termination Fee required to be paid pursuant to this Section 8.2(c), the Company shall have no further obligation to Parent or Merger Subsidiary, under this Agreement or otherwise; PROVIDED, HOWEVER, that if the Company fails to pay promptly the amounts required pursuant to this Section 8.2(c) and in order to obtain such payment Parent or Merger Subsidiary commences a suit which results in a final non-appealable judgment against the Company for such amounts, the Company shall pay to Parent or Merger Subsidiary (x) the costs and expenses (including reasonable attorneys' fees) incurred by Parent or Merger Subsidiary in connection with such suit and (y) interest on all such amounts required to be paid at the rate announced by Citibank N.A. as its "reference rate" in effect on the date such amounts were required to be paid. The Company's obligation to pay an Expense Reimbursement Amount or Termination Fee, as the case may be, under this
       Section 8.2 shall survive termination of this Agreement and continue until such amount is paid, including without limitation amounts payable under Section 8.2(c)(iii)(B).

              (v) The Company acknowledges that the Expense Reimbursement Amount and Termination Fee provided for in this Section 8.2 is an integral part of the transactions contemplated by this Agreement and that without the Expense Reimbursement Amount and Termination Fee provided for above, neither Parent nor Merger Subsidiary would enter into this Agreement.

       (d) Each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made.

       (e) The parties' obligations under Sections 6.5, 6.6 and Article IX hereof shall continue indefinitely notwithstanding any termination of this Agreement, PROVIDED THAT, with respect to Section 6.5, the parties' obligations to keep information confidential shall terminate three (3) years from the date hereof. This Section 8.2 shall survive any termination of this Agreement and the Confidentiality Agreement will remain in full force and effect in the event of such termination.

                                   ARTICLE IX

                               GENERAL PROVISIONS

       SECTION 9.1 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after adoption and approval hereof by the stockholders of the Company but, after such adoption and approval, no amendment shall be made which reduces the amount or changes the form of Merger Consideration to be paid in the Mergers or in any way materially adversely affects the rights of holders of the Shares without the further adoption and approval of such holders. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

       SECTION 9.2 WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by their respective boards of directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or satisfaction of any of the conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

       SECTION 9.3 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Sections 6.5, 6.7, and 6.8 hereof and this Article IX, and, without limitation by the specific enumeration of the foregoing, each and every other agreement contained in this Agreement or any certificate or other document delivered pursuant to this Agreement and which contemplates performance after the Effective Time, shall survive the Mergers. None of the representations, warranties and agreements (other than those agreements referred to in the previous sentence of this Section 9.3) contained in this Agreement or in any exhibit, disclosure schedule, certificate or other instrument delivered pursuant to this Agreement shall survive the earliest to occur of the Effective Time and the termination of this Agreement.

       SECTION 9.4 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by overnight courier (providing proof of delivery), postage prepaid or by facsimile (which is confirmed).

              if to Parent or Merger Subsidiary:

              225 Reineckers Lane, Suite 525
              Alexandria, Virginia  22314
              Attention: Misty Walsh
              Facsimile: (703) 683-8979

              with a copy to:

              Michael W. Sturrock, Esq.
              Latham & Watkins LLP
              80 Raffles Place #14-20
              UOB Plaza 2, Singapore 048624
              Facsimile: (+65) 6536-1171

              if to the Company or the DSS Cleared Company:

              3800 Richardson Road South
              Hope Hull, Alabama  36043
              Attention:  President
              Facsimile:  (334) 613-6519

              with a copy to:

              Leonard Gubar, Esq.
              Piper Rudnick LLP
              1251 Avenue of the Americas
              New York, New York 10020
              Facsimile: (212) 835-6001

or to such other address as may have been designated in a prior notice. Notices shall be deemed to have been given when received.

       SECTION 9.5 HEADINGS. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

       SECTION 9.6 EXHIBITS, SCHEDULES AND ANNEXES. The Exhibits, Schedules and Annexes referred to in this Agreement shall be deemed to be an integral part of this Agreement as if fully rewritten herein.

       SECTION 9.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

       SECTION 9.8   GOVERNING LAW.

       (a) This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts made, executed and to be fully performed in such state by citizens of such state, without regard to conflict of laws principles.

       (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8(b).

       SECTION 9.9 PRONOUNS. The use of a particular pronoun herein shall not be restrictive as to gender or number but shall be interpreted in all cases as the context may require.

       SECTION 9.10 TIME PERIODS. Unless otherwise provided herein, any action required hereunder to be taken within a certain number of days shall be taken within that number of calendar days; PROVIDED, HOWEVER, that if the last day for taking such action fails on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day.

       SECTION 9.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party.

       SECTION 9.12 ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations and prior agreements between the parties (other than those incorporated herein, including the Confidentiality Agreement) are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

       SECTION 9.13 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

       SECTION 9.14 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Parent may substitute any direct or indirect wholly-owned subsidiary of Parent for Merger Subsidiary without consent of the Company or the DSS Cleared Company, but any such transfer or assignment will not relieve Parent, the Company or the DSS Cleared Company of its obligations under this Agreement. Except for Sections 6.7 hereof, and except as otherwise provided in this Agreement, nothing in this Agreement is intended or shall be construed to confer on any Person other than the parties hereto any rights or benefits hereunder.

       SECTION 9.15 FEES AND EXPENSES. Except as otherwise set forth in this Agreement, each party hereto shall bear all fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the Mergers).

                            [Signature Page Follows]

       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                     VISION TECHNOLOGIES KINETICS, INC.



                                     By:      /s/      JOHN COBURN
                                        ----------------------------------------
                                        Name:  John Coburn

                                        Title: Authorized Representative

                                     VTK MERGER SUBSIDIARY CORPORATION



                                     By:      /s/      ALFRED W. CLARK
                                        ----------------------------------------
                                        Name:  Alfred W. Clark
                                        Title: President

                                     MILTOPE GROUP INC.



                                     By:      /s/      THOMAS R. DICKINSON
                                        ----------------------------------------
                                        Name:  Thomas R. Dickinson
                                        Title: President and CEO

                                     MILTOPE CORPORATION



                                     By:      /s/      THOMAS R. DICKINSON
                                        ----------------------------------------
                                        Name:  Thomas R. Dickinson
                                        Title: President and CEO


                                       S-1